UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 (AMENDED)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mineral Mountain Mining & Milling Company

(Exact Name of Registrant as Specified in Its Charter)

Idaho	1481	82-0144710
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mineral Mountain Mining & Milling Company

13 Bow Circle, Suite 170

Hilton Head, South Carolina 29928

(917) 587-8153

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sheldon Karasik, CEO, Chairman and Director

Mineral Mountain Mining & Milling Company

13 Bow Circle, Suite 170

Hilton Head, South Carolina 29928

(917) 587-8153

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Papasavas, Esq.

Papasavas Law Group LLC

34 Old Rifle Camp Road, Suite 100

Woodland Park, New Jersey 07424

Telephone: (862) 226-2782

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, market value $0.23 per share	9,428,571	$5,000,000	$606

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Contents

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated: January 21, 2019

Mineral Mountain Mining & Milling Company

9,428,571 Shares of common stock

 $0.001 par value

We may offer and sell to Crown Bridge Partners, LLC (“CBP”) from time to time up to an additional 9,428,571 million shares of common stock described in this prospectus, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings (the “Securities”). The Selling Stockholder identified below in this Prospectus may offer an indeterminate number of those shares of Company Common Stock, which will consist of up to 9,428,571 shares of Common Stock to be purchased and sold by Crown Bridge Partners, LLC (“CBP”) pursuant to an Equity Financing Agreement dated October 1, 2018 (the “Equity Financing Agreement”). If issued presently, the 9,428,571 of Common Stock registered for resale by CBP would represent 14.5% of our issued and outstanding shares of Common Stock as of January 21, 2019 and less than 33.33% of outstanding shares held by non-affiliates.

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our Common Stock by CBP. However, we will receive proceeds from our initial sale of shares to CBP pursuant to the Equity Financing Agreement. We will sell shares to CBP at a price equal to 75% of the lesser of (1) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period beginning on the date on which we deliver a put notice to CBP (the “Market Price”) or (2) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period following the Clearing Date of the put notice (“Valuation Price”). There will be a minimum of twenty (20) trading days between purchases.

CBP is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our Common Stock is traded on OTCQB under the symbol “MMMM”. On January 18, 2019, the reported closing price for our Common Stock was $0.23 per share.

We have one class of voting common stock.

We are a “smaller reporting company” and, as such, have elected to comply with reduced public company reporting requirements, and may elect to comply with reduced public company reporting requirements in future filings.

See “Risk Factors“ beginning on page 9 to read about factors you should consider before buying our common stock.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York beginning on February 18, 2019.

Neither we, the issuing stockholders, nor any underwriters or representatives or selling shareholders, have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we, the issuing stockholders, nor any underwriters or representatives or selling shareholders, take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

Through and including February 15, 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS SUMMARY

Mineral Mountain Mining & Milling Company (“Company” or “Mineral Mountain”) entered into an Equity Purchase Agreement, dated as of October 1, 2018 (the “Equity Purchase Agreement”), by and between the Company and Crown Bridge Partners, LLC (the “Buyer” or “Selling Stockholder”) pursuant to which the Company has agreed to issue to the Buyer shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), in an amount up to Five Million Dollars ($5,000,000.00) (the “Put Shares”), in accordance with the terms of the Equity Purchase Agreement. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register with the SEC the following shares of Common Stock: (1) 9,428,571 Put Shares to be issued to the Buyer upon purchase from the Company by the Buyer from time to time pursuant to the Equity Purchase Agreement; and (2) the Company also has entered into a Registration Rights Agreement, of even date with the Equity Purchase Agreement with the Buyer (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Put Shares under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of the Put Shares.

This prospectus further relates to the offer and re-sale by Crown Bridge Partners, LLC, the underwriter and Selling Stockholder named in this prospectus of up to 9,428,571 shares of common stock of Mineral Mountain Mining & Milling Company. We are filing the registration statement (of which this prospectus is a part) at this time to fulfill a contractual obligation to do so, which we undertook at the time of the original issuance of the shares described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the Selling Stockholder.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the Selling Stockholder against all losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, in connection with any misrepresentation made by us in this prospectus. The Selling Stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of its shares.

The Selling Stockholder named in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions, including risks described in “Risk Factors” and elsewhere in this prospectus.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

COMPANY INFORMATION

We were incorporated in Idaho on August 4, 1932. Our principal executive offices are located at 13 Bow Circle, Suite 170, Hilton Head, South Carolina 29928, and our telephone number is (917) 587-8153. Any information on, or that may be accessed through, any websites (other than government websites) is not incorporated by reference into this prospectus and should not be considered a part of this prospectus. We are a publicly traded company listed on the OTCQB exchange. Our common stock is traded under the symbol “MMMM.” On January 18, 2019, the closing sale price of the common stock on the OTCQB was $.23 per share. We urge you to obtain current market quotations for our common stock.

We are a “smaller reporting company,” as defined by applicable rules of the Securities and Exchange Commission, or SEC pursuant to § 229.10(f)(1), in the Securities Act of 1933. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until we have a public offering, or value attributable to stock held by non-affiliates, of at least $250 million, as measured on the prior March 31st.

The Company’s Recent History and Business

Mineral Mountain is in the business of mineral exploration and development. The Company presently owns or leases two mining project properties, the Iditarod Project located in Flat, Alaska, and the Wyoming Project located in Lewiston, Wyoming.

Beginning in the late 1980’s or early 1990’s, Mineral Mountain was headed by Don Hess for roughly twenty years until his death around 2009, at which time his daughter Delaine (Hess) Gruber took management control over the Company. At that time, the Company held four mining claims located in the Silver Valley near the famous Sunshine Mine. New management was brought in by Delaine Gruber in 2010 with an eye toward moving the Company forward. Between 2010 and 2015, the Company did not generate significant revenues and its assets apparently did not exceed $1 million in any given year. The Company went through name changes in furtherance of business development opportunities. The Company’s name changed from Mineral Mountain to Score Technologies Inc. on October 6, 2014. At this time, the Company was looking to expand into the technology software business because it acquired the rights to and was further developing certain mobile phone video streaming application technology. As a result of a potential conflict with the Score name, the Company changed its name to Multiplexed Encryption Technologies on March 9, 2015. The Company was unable to get a working prototype of the video streaming app approved for application on Apple’s mobile devices. Therefore, on February 1, 2016, the Company changed its name back to the original Mineral Mountain Mining & Milling Co. so that the Company’s management could focus on its core mineral property exploration and development business. This resulted in Mineral Mountain’s involvement in its current projects in Alaska and Wyoming.

The Wyoming Project (known as the “Gyorvary Property”) is located in the Orogenic Gold District approximately 29.5 miles south-southeast of Lander, Fremont County, Wyoming in the southern end of the Wind River Mountain Range in west central Wyoming. The Gyorvary Property is located in the Lewiston Mining District. The Lewiston Mining District is centered on high grade gold bearing veins in the South Pass Greenstone belt. See Figure 1. The Gyorvary property consists of 16 unpatented and 6 patented mining claims. The Project is a near term producer; nearby the mining claims is an existing permitted mill which is available for a processing charge on a per ton basis. The Project has 423 acres with numerous historical mines and near term mining potential.

The Iditarod Project is in an area with promising geochemistry, rocks and soil. It is a large property consisting of 16.5 square miles, located 7 miles from Alaska’s third largest placer district near Flat where historically there have been 1,453,000 ounces of gold produced from 1908 until 1966 along with byproducts of silver, tungsten and mercury. It has an excellent infrastructure with a well maintained airstrip. It has the same rocks as the Iditarod-Nixon Fork Fault and has Tomestone Granites intruding sediments on the major structure.

We believe there are no contamination issues of soil, and surface and groundwater resulting from historical activities at the Company’s properties.

Our Strategy and Opportunity

Our strategy is to identify and invest in mining properties in established precious metal mining zones. We do this in an effort to identify mining assets that provide potentially substantial returns on equity. We intend to use the revenue we generate to fund the exploration and exploitation of present and future mining operations in a cost effective manner. We also intend in the near future to take advantage of additional capital investment opportunities to further our development of existing and future acquired mining properties. The net proceeds of the revolving credit line which this prospectus relates will be used for, among other things, general corporate purposes, which may include: (i) acquisitions; (ii) refinancing or repayment of indebtedness; (iii) capital expenditures and working capital; (iv) investing in equipment and property development (which may include funding associated with exploration); and (v) pursuing other business opportunities, both related and unrelated to our existing mining activities. In the event that we seek to pursue new business opportunities unrelated to our existing activities using proceeds from the Equity Purchase Agreement, or from other sources, whether through debt or equity, of which there can be no assurance, we may be required to engage the services of third-parties to assist us in pursuing any potential new opportunities. Any such efforts will be with the view of hopefully generating cash flow from operations, which our existing mining activities have not accomplished.

Our Capital Structure

We have one class of voting common stock. Holders of our common stock are entitled to vote on matters submitted to our stockholders. We have 100,000,000 authorized shares of common stock, of which 65,619,733 (a/o January 18, 2019) are presently outstanding. With this offering, we anticipate issuing an additional 9,428,571 shares of common stock, which are the subject of this registration. Additionally we have 10,000,000 shares of preferred stock authorized of which no preferred shares are presently outstanding.

As a result of the common stock that they hold and their placement on the Board of Directors, Sheldon Karasik, our CEO, Chairman and a Director, along with the three independent directors, will be able to exercise voting rights with respect to an aggregate of 11,810,000 shares of common stock, which will represent approximately 18.2% of the voting power of our outstanding capital stock immediately following this offering. Together with the holders of the other closely held shares of common stock, they control more than 50% of the outstanding shares of common stock. As a result, Mr. Karasik has the ability to control the outcome of all matters submitted to our stockholders or Board of Directors for approval, including the election, removal, and replacement of directors and any merger, consolidation, or sale of all or substantially all of our assets. If Mr. Karasik’s employment with us is terminated, he will continue to have the ability to exercise the same significant voting power and potentially control the outcome of all matters submitted to our stockholders for approval.

This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support. Conversely, this concentrated control could allow our Directors to consummate a transaction that our other stockholders do not support. In addition, our directors may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm our business.

For a discussion regarding the rights, preferences, and privileges of our common stock, see “Description of Securities to be Registered” and “Determination of Offering Price and Related Shareholder Matters.”

Employees

Mineral Mountain has one full-time employee, its CEO, Sheldon Karasik. From time to time, Mineral Mountain uses several contractors and contract services for exploration as well as administrative functions such as legal, clerical, and bookkeeping. Mr. Karasik expects to devote 160 to 240 hours per month on the Company on a year round basis. Mr. Karasik is responsible for the legal, management, accounting and administrative functions of the Company as well as capital raising and investor relationships.

Government Compliance

Our activities are subject to extensive federal, state and local regulations. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Company’s properties, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraints affecting our properties that would preclude the economic development or operation of any specific property.

If our properties merit additional exploration or extraction work, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become prohibitive in relation to our properties.

The Company’s primary, near term cost of compliance with applicable environmental laws during exploration may rise in connection with the reclamation of drill holes and access roads. Drill holes typically can be reclaimed for nominal costs. For example, the Bureau of Land Management, an agency of the U.S. Department of Interior has promulgated surface management regulations which govern drill hole and access road reclamation on Bureau of Land Management lands. Similar regulations can be expected to be complied with on the Company’s lands which are on U.S. Forest Service lands, or state property for which we have been issued mineral licenses.

As the Company has yet to conduct any road construction or drilling programs, neither drill hole nor access road reclamation costs have been incurred. Drill hole reclamation costs would only be incurred if drilling were completed. These costs could vary from a few hundred to a few thousand dollars per drill hole site. Whereas roads will not be built until the Company’s exploration programs are more advanced, drill road reclamation costs will vary according to the amount of road construction, which the Company cannot estimate at this time. Once a plan of exploration has been submitted and where drill holes or access roads will be undertaken, the Company will be required to post reclamation bonds. It is difficult to estimate what the cost of such bonds will be, since the bonding requirements are unique to the proposed exploration plan. However, it is a reasonable assumption that in some circumstances these bonds may be a significant percentage of the exploration costs.

Competition

We compete with other exploration and mining companies to acquire and maintain favorable land positions. We protect the properties we own by complying with regulations and staying current on all fee requirements relating to our properties.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all the other information in this prospectus, including “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” and the consolidated financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Unless otherwise indicated, references to our business being seriously harmed in these risk factors will include harm to our business, reputation, financial condition, results of operations, revenue, and future prospects. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to our Business

We have had no production history. As such we don’t know if we will ever generate revenues. If we don’t, you may lose your investment.

Since our incorporation, we have no history of producing minerals. We have no operating history upon which an evaluation of our future success or failure can be made. We currently have no mining production operations of any kind. Our ability to achieve and maintain profitable mining operations is dependent upon a number of factors, including:

●	our ability to locate an economically feasible mineral property; and
●	our ability to either attract a partner to operate, or to successfully build and operate mines, processing plants and related infrastructure ourselves.

We are subject to all the risks associated with establishing new mining operations and business enterprises. We may not successfully establish mining operations or profitably produce gold or other metals at any of our properties. As such, we do not know if we will ever generate revenues. If we don’t generate revenues, you may lose your investment in our common stock.

We have a history of losses which we expect to continue into the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

As an exploration company that has no production history, we continue to incur losses and expect to incur losses in the future. We may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

Because we are an exploration stage company, we are sensitive to risks inherent in the mining industry, we may have to suspend or cease operations in which case you will lose your investment.

As an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our properties contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically and legally feasible. We are subject to all of the risks inherent in the mining industry, including, without limitation, the following:

●	Success in discovering and developing commercially viable quantities of minerals is the result of a number of factors, including the quality of management, the interpretation of geological data, the level of geological and technical expertise and the quality of land available for exploration;
●	Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;
●	Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with;
●	A large number of factors beyond our control, including fluctuations in metal prices and production costs, inflation, the proximity and liquidity of precious metals and energy fuels markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, and other economic conditions, will affect the economic feasibility of mining;
●	Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities; and
●	If we proceed to development of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including metal bullion losses, environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, cave-ins, pit wall failures, flooding, rock falls, operations being interrupted by normal seasonal weather patterns, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

As a result of all of these factors, we may run out of money, in which case we will have to suspend or cease operations which could result in the loss of your investment.

Our future activities could be subject to environmental laws and regulations which may materially adversely affect our future operations in which case our operations could be suspended or terminated and you could lose your investment.

We, like other exploration companies doing business in the United States, are subject to a variety of federal, state and local statutes, rules and regulations designed:

●	to protect the environment, including the quality of the air and water in the vicinity of exploration, development and mining operations;
●	to remediate the environmental impacts of those exploration, development and mining operations;
●	to protect and preserve wetlands and endangered species; and
●	to mitigate negative impacts on certain archeological and cultural sites.

We are required to obtain various governmental permits to conduct exploration at our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous U.S., state, and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. Currently, several months are generally required to obtain the necessary permits required to conduct small-scale drilling operations. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, operations, and properties in that we may not be able to proceed with our exploration program which will result in the loss of your investment.

Federal legislation and implementing regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration, development and mining operations. For example, Bureau of Land Management regulations applicable to activities and operations on unpatented mining claims make small-scale (disturbing less than 5 acres of surface) exploration activities more expensive, by requiring bonding in the amount of 100% of the anticipated reclamation costs. The enactment of these regulations will make the process for preparing and obtaining approval of a plan of operations much more time consuming, expensive, and uncertain. New plans of operation will be required to (i) include detailed baseline environmental information, and (ii) address how detailed reclamation performance standards will be met In addition, all activities for which plans of operation are required will be subject to a new standard of review by the Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated. Due to the uncertainties inherent in the permitting process, and particularly as a result of the enactment of the new regulations, we cannot be certain that we will be able to timely obtain required approvals for proposed activities at any of our properties in a timely manner, or that our proposed activities will be allowed at all.

These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved for development in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring, developing or mining our properties.

Compliance with statutory environmental quality requirements described above may require significant capital outlays, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely, in which case you could lose your investment.

Title to our mineral properties may be defective. If our title is defective we will not be able to explore for mineralized material. This could cause us to cease operations or terminate operations in their entirety in which case you will lose your investment.

The interests in our properties located in the United States are in the form of patented and unpatented mining claims in Wyoming, and in the form of State of Alaska mining claims in Alaska. Patented mining claims are similar to fee simple ownership. Unpatented mining claims are unique property interests, in that they are subject to the paramount title of the United States of America and rights of third parties to certain uses of the surface and to minerals within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to matters such as:

●	The existence and sufficiency of a discovery of valuable minerals, required under the U.S. 1872 Mining Law to establish and maintain a valid unpatented mining claim;
●	Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;
●	Whether the minerals discovered were properly locatable as a lode claim or a placer claim;
●	Whether sufficient annual assessment work has been timely and properly performed; and
●	Possible conflicts with other claims not determinable from descriptions of record.

The validity of an unpatented mining claim also depends on the claim having been located on unappropriated federal land open to appropriation by mineral location (the act of physically going onto the land and making a claim by putting stakes in the ground), compliance with the 1872 Mining Law and applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and timely payment of annual claim maintenance fees (and the timely filing and recording of proof of such payment). In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. The Company is diligently working and is in actual possession of all its properties. The unpatented mining claims we own or control may be invalid or the title to those claims may not be free from defects. In addition, the validity of our claims may be contested by the federal government or challenged by third parties. If any of the foregoing occur, we may not be able to proceed with our exploration program. This means that our operations could be suspended or terminated in which case you will lose your investment.

The discussion above applies to State of Alaska and State of Wyoming mining claims as well wherein the paramount title to the claim remains with the State of Alaska or State of Wyoming.

Future legislative and administrative changes to the mining laws could prevent us from exploring our properties which could result in termination of our operations and a loss of your investment.

New laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration, development, and mining activities. For example, during the 1999 legislative session, legislation was considered in the U. S. Congress which proposed a number of modifications to the Mining Law of 1872, which governs the location and maintenance of unpatented mining claims and related activities on federal land. Among these modifications were proposals which would have imposed a royalty on production from unpatented mining claims, increased the cost of holding and maintaining such claims, and imposed more specific reclamation requirements and standards for operations on such claims. None of these proposed modifications was enacted into law, but the same or similar proposals could be enacted by Congress in the future. In addition, as discussed above, the Bureau of Land Management finalized revised federal regulations which govern surface activities (including reclamation and financial assurance requirements) on unpatented mining claims (other than those located in a National Forest, which are governed by separate, but similarly stringent, Forest Service regulations). Those regulations are more stringent than past regulations, and may result in a more detailed analysis of, and more challenges to, the validity of existing mining claims; will impose more complex permitting requirements earlier in the exploration process; and will be more costly and time-consuming to comply with than existing previous regulations. Further, the new regulations could cause us to terminate our operations and you could lose your investment. Any change in the regulatory structure making it more expensive to engage in mining activities could cause the Company to cease operations, resulting in a loss of your entire investment.

Use of the surface of our unpatented mining claims is subject to regulation, the cost of compliance with which could prohibit us from proceeding with exploration.

Any activities which we conduct on the surface of our unpatented mining claims (including State of Alaska claims) are subject to compliance with and may be constrained or limited by Bureau of Land Management, Forest Service, or State of Alaska surface management regulations (in addition to the environmental and other statutes and regulations discussed above). In addition, there are limits to the uses of the surface of unpatented mining claims, particularly for the types of facilities which would be ancillary to our mining operations, and both the Bureau of Land Management and the Forest Service have some degree of discretion in allowing the use of federal lands that might adjoin any of our unpatented mining claims for surface activities which we would need for exploration, development and mining operations. For example, in the past the Forest Service considered adoption of a “Roadless Initiative” which would have prohibited the construction of new roads or the re-construction of existing roads in 43 million acres of inventoried roadless areas within the National Forest System. Our Wyoming property is located in the National Forest and may be impacted by such “Roadless Initiatives.” As a result, there can be no guarantee that we will be able to obtain the access necessary to conduct required exploration, development or ultimately mining activities on those properties. In addition, to the extent we progress towards the development of a mine at any of our properties, there may not be sufficient surface land available for the ancillary facilities necessary to develop the mine. Compliance with the foregoing regulations could be expensive, causing us to not develop certain areas.

We intend to be insured against losses from our exploration programs when they involve the use of heavy equipment such as drill programs, but not for general reconnaissance. In the latter instance, as a result, if we are sued for damages as a result of our activities we may not be able to defend against such suits or have funds available to pay any judgment rendered against us.

Mineral Mountain intends to insure its exploration programs when heavy equipment is used, such as drill rigs. In other instances, such as general reconnaissance programs, we do not generally insure against most commercial losses or liabilities which may arise from our exploration and other activities. Even if we obtain additional insurance in the future, we may not be insured against all losses and liabilities which may arise from our activities, either because such insurance is unavailable or because we have elected not to purchase such insurance due to high premium costs or for other reasons. Therefore, if a proceeding is initiated or a judgment is rendered against us, we may have to cease operations due to our inability to pay for such legal expenses or judgment.

We have one full-time employee and are dependent on our directors, officers and third-party contractors.

We have one full-time employee and rely heavily and are wholly dependent upon the personal efforts and abilities of our officers and directors, each of whom devotes less than all of his time and efforts to our operations. The loss of any one of these individuals could adversely affect our business. We do not have written employment agreements with any of our officers or directors or maintain insurance on any of them. We may not be able to hire and retain such personnel in the future.

Because the price of metals fluctuate, if the price of metals for which we are exploring decrease below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by some of the following factors:

●	expectations for inflation;
●	the strength of the United States dollar;
●	global and regional supply and demand; and
●	political and economic conditions and production costs in major gold metals producing regions of the world.

The aggregate effect of these factors on metals prices is impossible for us to predict. In addition, the prices of gold metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of gold metals affect gold metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of gold metals primarily consists of new production from mining. If the prices of gold metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and you could lose your entire investment.

The possibility of an individual prospect having reserves as defined under the Securities Act Industry Guide 7 is extremely remote.

“Material reserves” is defined under Securities Act Industry Guide 7 as “that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.” The possibility that an individual prospect will have material reserves is extremely remote. There is a possibility that all of our interests in prospects will not contain any material reserves and that all our exploration expenses may not be recovered.

As lenders, a minority shareholder of the Company and his affiliates, and a third party, are or may be entitled to demand immediate repayment of their notes outstanding.

The terms of the loan from John J. Ryan provides that it is due and payable immediately on demand. The loans from Premium Exploration (as defined below under ‘Management’s Plan of Operation’) provide that they are due and payable immediately upon default as defined in the terms of the notes. If Mr. Ryan chooses to exercise this right, the Company may be unable to procure the cash necessary and may need to liquidate some of its assets in order to make such payment and as a result may adversely impact operations. However, the Company believes that Mr. Ryan will not exercise such right.

Risks Related to the Ownership of our Stock

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering or current market prices.

The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	changes in financial estimates by securities analysts;
●	quarterly variations in operating results;
●	changes in market valuations of other similar companies;
●	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;
●	additions or departures of key personnel;
●	any deviations in net revenue or in losses from levels expected by securities analysts; and
●	future sales of common stock.

In addition, the stock market has experienced volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the OTCQB, your ability to sell your shares in the secondary market may be limited.

The shares of our common stock are listed and principally quoted on the OTCQB. Because our securities currently trade on the OTCQB, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

The Company and our future activities could be subject to SEC laws, regulations and enforcement actions which could adversely affect our future operations.

The shares of our common stock are currently listed on the OTCQB. They were previously listed on the OTCMKTS and the regional Spokane Stock Exchange. The Company, in consultation with the SEC, has taken steps to become current with all reasonable reporting requirements of the Act. If, however, the SEC requires the Company to undertake additional historical reporting pursuant to Section 13 or Section 15(d) of the Act, the Company could be required to dedicate further financial and employee resources to resolve any outstanding issues, which could affect our earning power.

Because we did not file financial reports covering the period from 2005 through September 30, 2015, the Company and our future activities could be subject to SEC laws, regulations and enforcement actions which may affect our future operations.

The shares of our common stock are currently listed on the OTCQB. They were previously, since at least 2005, listed and principally quoted on the OTCMKTS (previously known as “Pink Sheets”) until 2018. Our securities previously traded on the regional Spokane Stock Exchange until 1991. If, however, the SEC is not satisfied with the Company’s corrective reporting activity, the Company could be required to dedicate additional financial and employee resources to resolve any outstanding issues. Consequently, application of and compliance with historical reporting requirements pursuant to Section 13 or Section 15(d) of the Act may require significant capital outlays, significantly affect our earning power, or cause material changes in our intended activities.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or NASDAQ, the equity security also would constitute a “penny stock.” As our common stock falls within the definition of penny stock, the ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. Trading in our common stock may be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

 A large number of shares will be eligible for future sale and may depress our stock price.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of January 18, 2019 there were 65,619,733 shares of our common stock outstanding. The average trading volume for the three months prior to September 30, 2018 was less than 50,000 shares per day. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a plurality of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

Our Articles of Incorporation contain provisions that discourage a change of control.

Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors’ approval. Our articles of incorporation authorize our board of directors to issue common or preferred stock without shareholder approval. If our board of directors elects to issue common or preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

You should rely only on statements made in this prospectus in determining whether to purchase our shares, not on information in public media that is published by third parties.

You should carefully read and evaluate all the information in this prospectus. In the future, we may receive a high degree of media coverage. This includes coverage that is not attributable to statements made by our officers or employees or incorrectly reports on statements made by our officers or employees. In addition, coverage may be misleading if it omits information provided by us, our officers, or employees or public data. You should rely only on the information contained in this prospectus in determining whether to purchase our shares of common stock.

We have broad discretion in how we may use the net proceeds from any future private and public offerings, and we may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we may receive from future private and public offerings. Our management will have broad discretion in applying the net proceeds we receive from such offerings. We may use the net proceeds for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may use a portion of the net proceeds to acquire complementary businesses, properties, services, or technologies. We may also spend or invest these proceeds in a way with which our stockholders disagree. If our management fails to use these funds effectively, our business could be seriously harmed. Pending their use, the net proceeds from any private and public offering may be invested in a way that does not produce income or that loses value.

If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.

The public trading market for our common stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our common stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume to decline.

We are a smaller reporting company, and any decision on our part to comply only with certain reduced or scaled reporting and disclosure requirements applicable to smaller companies could make our common stock less attractive to investors.

We are a smaller reporting company, and, for as long as we continue to be a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “smaller reporting companies,” including but not limited to:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

●	any action asserting a breach of fiduciary duty;

●	any action asserting a claim against us arising under the Idaho general corporation law, our certificate of incorporation, or our bylaws; and

●	any action asserting a claim against us that is governed by the internal-affairs doctrine.

Risks Related to the Equity Financing Agreement

Pursuant to the terms of the Equity Purchase Agreement, a large number of shares may be eligible for future sale and may depress our stock price or dilute the value of outstanding shares.

The Company anticipates receiving proceeds from our initial sale of shares to CBP pursuant to the Equity Financing Agreement. The Company may sell shares to CBP at a price equal to 75% of the lesser of (1) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period beginning on the date on which we deliver a put notice to CBP (the “Market Price”) or (2) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period following the Clearing Date of the put notice (“Valuation Price”). To the extent that the shares are sold at a discount of 25% to the fair market value, the use of the equity line could result in the dilution of the value of the outstanding common shares or in the depression of the stock price.

Pursuant to the terms of the Equity Purchase Agreement, the Company may not have the capacity to draw the full amount of $5 million from the equity line.

The Company anticipates receiving proceeds from our initial sale of shares to CBP pursuant to the Equity Financing Agreement. The Company may sell shares to CBP at a price equal to 75% of the lesser of (1) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period beginning on the date on which we deliver a put notice to CBP (the “Market Price”) or (2) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period following the Clearing Date of the put notice (“Valuation Price”). There is a minimum of twenty (20) trading days between purchases. Furthermore, there is a cap of the lesser of $100,000 or 150% average daily trading value (the average trading volume during the fifteen (15) trading days preceding the date of the put notice multiplied by the lowest trading price during this period) for each equity line draw down. Over the 24 month term of the equity line, the Company may not have the ability to fully draw and utilize the entire $5 million credit line due to the terms, conditions and limitations in the Equity Purchase Agreement.

We have broad discretion in how we may use the net proceeds from the equity credit line, and we may not entirely use them for mining activities.

The Company has received numerous inquiries relating to mineral and non-mineral business opportunities, including but not limited to mergers and acquisitions. The Company investigates and evaluates all such inquiries. The net proceeds of the revolving credit line from the sale of the Securities to CBP which this prospectus relates is intended by the Company to be used for, among other things, general corporate purposes, which may include: (i) acquisitions; (ii) refinancing or repayment of indebtedness; (iii) capital expenditures and working capital; (iv) investing in equipment and property development (which may include funding associated with exploration); and (v) pursuing other business opportunities, both related and unrelated to our existing mining activities. In the event that we seek to pursue new business opportunities unrelated to our existing activities using proceeds from the Equity Purchase Agreement, or from other sources, whether through debt or equity, of which there can be no assurance, we may be required to engage the services of third-parties to assist us in pursuing any potential new opportunities. Any such efforts will be undertaken with a view toward generating cash flow from new operations.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds of the revolving credit line from the sale of the Securities to Investor which this prospectus relates will be used for general corporate purposes, which may include (i) acquisitions, (ii) refinancing or repayment of indebtedness, (iii) capital expenditures and working capital, (iv) investing in equipment and property development (which may include funding associated with exploration), and (v) pursuing other business opportunities both related and unrelated to our existing mining activities. In the event that we seek to pursue new business opportunities unrelated to our existing activities using proceeds from the Equity Purchase Agreement, or from other sources, whether through debt or equity, of which there can be no assurance, we may be required to engage the services of third-parties to assist us in pursuing any potential new opportunities. Any such efforts will be with the view of hopefully generating cash flow from operations, which our existing mining activities have not accomplished.

We will not receive any proceeds from the re-sale of shares by the Selling Stockholder. The Selling Stockholder will pay all underwriting discounts, selling commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in connection with the sale of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, OTCQB listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE AND RELATED SHAREHOLDER MATTERS

Market Information

Our Common Stock trades sporadically on the OTCQB market under the symbol MMMM. Our common stock has traded infrequently on the OTC market, which limits our ability to locate accurate high and low bid prices for each quarter within the last three fiscal years. Therefore, the following table lists the quotations for the high and low bid prices as reported by a Quarterly Trade and Quote Summary Report of the OTC market for the calendar years 2016 through 2018. The quotations from the OTC market reflect inter-dealer prices without retail mark-up, markdown, or commissions and may not represent actual transactions.

	2016		2017		2018
	High	Low	High	Low	High	Low
1st Quarter	$0.04	$0.03	$0.14	$0.04	$0.16	$0.11
2nd Quarter	$0.07	$0.03	$0.06	$0.06	$0.20	$0.11
3rd Quarter	$0.10	$0.07	$0.06	$0.06	$0.20	$0.10
4th Quarter	$0.14	$0.08	$0.26	$0.05	$0.41	$0.14

Summary of Company Common Stock

Common stock held by affiliates (a/o January 18, 2019)	36,710,000 shares
Common stock offered by the selling stockholders	9,428,571 shares
Common stock held by non-affiliates (a/o January 18, 2019)	28,909,733 shares
Common stock to be outstanding after this offering	75,048,304 shares

Use of proceeds	The proceeds from the sale of common stock in this offering permitting access to the equity credit line will be used for general corporate purposes. The principal purposes of this offering are to fund exploration and development of our properties and to increase our capitalization and financial flexibility and create a public market for our common stock. See “Use of Proceeds” for additional information.

Voting rights	We will have one class of common stock. Common stock is entitled to vote. Holders of our common stock are entitled to vote to the extent required by Idaho law. Those holders of our outstanding common stock who are executive officers and directors, will hold 19.68% of the voting power of our outstanding shares following this registration and will have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See “Principal and Selling Stockholders” and “Description of Capital Stock” for additional information.

Concentration of ownership	Once this registration is completed, the outside holders of our outstanding common stock will beneficially own less than 50% of our outstanding shares and be entitled to less than 50% of the voting power of our outstanding shares. Our executive officers, directors, and stockholders holding more than 5% of our outstanding shares, together with their affiliates, will beneficially own, in the aggregate, more than 50% of our outstanding shares and maintain more than 50% of the voting power of our outstanding shares.

OTCQB trading symbol	MMMM

The number of shares of common stock that will be outstanding after this offering (which include shares of public floating common stock and closely held common stock) is based on 65,619,733 shares of common stock outstanding as January 18, 2019, and excludes any stock issuable on the exercise of stock warrants and any other stock issuance authorized by or reserved to the decision-making authority of the Board of Directors for any lawful purpose.

General

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws that will be in effect on the closing of this registration. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the common stock reflect changes, if any, to our capital structure that will be in effect on the closing of this registration.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. As of January 18, 2019, we had 65,619,733 shares of common stock issued and outstanding. Included below is a summary description of our outstanding warrants.

Common Stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of common stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of common stock with voting, conversion and economic rights similar to the common stock so that the issuance of common stock could adversely affect the market value of the common stock.

Preferred Stock

Our authorized capital stock further consists of 10,000,000 shares of preferred stock, par value $.10 per share. As December 31, 2018 we had no shares of preferred stock issued and outstanding. On November 5, 2018, the Board of Directors authorized the issuance to our CEO, Mr. Karasik, one share of a Series B Super Voting Preferred Voting Stock with a 51% voting designation. The Series B Super Voting Preferred Voting share has not been issued or effectuated as of January 21, 2019.

Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights similar or superior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock.

Warrants

There are 1,720,000 warrants for common stock outstanding. The common stock warrants are exercisable at an exercise price of $0.02 to $0.10 per share. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, Mineral Mountain issues common stock, or securities convertible into common stock, to any person at a price per share of common stock less than the exercise price of the warrants, the per share exercise price of the warrants will be reduced to the purchase price per share of the subsequent issuance. Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

Election and Removal of Directors

Each of our directors serves for a term of three years or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock vote together for directors.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares under Rule 701, subject to the expiration of the lock-up agreements described below.

Lock-up Arrangements

The Company anticipates adopting a policy during a period of 90 days from the date of this prospectus, that we will not, without the prior written consent of the Board of Directors, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, subject to certain exceptions.

DILUTION

We are not immediately selling any of the shares of our common stock in this offering. All of the shares sold in this offering will be issued to the selling stockholders pursuant to the terms of the Equity Financing Agreement. If all of the shares in this registration statement are issued we will have an additional 9,428,571 shares of common stock issued and outstanding in addition to a total of 65,619,733 shares outstanding as of January 18, 2019. The Company anticipates receiving proceeds from our initial sale of shares to CBP pursuant to the Equity Financing Agreement. The Company may sell shares to CBP at a price equal to 75% of the lesser of (1) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period beginning on the date on which we deliver a put notice to CBP (the “Market Price”) or (2) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period following the Clearing Date of the put notice (“Valuation Price”). To the extent that the shares are sold at a discount of 25% to the fair market value, the use of the equity line could result in the dilution of the value of the outstanding common shares or in the depression of the stock price.

SELLING SECURITY HOLDERS

This prospectus further relates to the resale from time to time of up to 9,428,571 shares of our common stock by Selling Stockholder.

The following table, based upon information currently known by us, sets forth as of January 18, 2019: (i) the number of shares held of record or beneficially by Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after January 18, 2019, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholder.

The Selling Stockholder, and its officers, directors or partners, have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years. To our knowledge, the Selling Stockholder has sole voting and investment power with respect to its shares of common stock. Seth Ahdoot, General Manager of Crown Bridge Partners, has voting and/or investment control over the shares beneficially owned by CBP.

Percentage of beneficial ownership in the table below is based on 65,619,733 shares of our common stock outstanding. The Selling Stockholder is not a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), nor is it affiliated with such a broker-dealer. The Selling Stockholder acquired its shares in the ordinary course of such Selling Stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering
Crown Bridge Partners, LLC 1173a 2nd Avenue, Suite 126 New York, NY 10065 General Manager: Seth Adhoot		9,428,571		14.50%

(1)	We do not know when or in what amounts the Selling Stockholder may offer shares for sale. The Selling Stockholder may not sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by Selling Stockholder.

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions or discounts may be less than or in excess of those customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all legal, accounting, registration, printing and related fees and expenses incident to the registration of the shares of common stock being registered. We have agreed to indemnify the Selling Stockholder against all losses, claims, damages and liabilities, including liabilities under the Securities Act, in connection with any misrepresentation made by us in this prospectus.

The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholder. If we are notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of Transaction

The Company entered into an equity line of credit purchase agreement, dated as of October 1, 2018 (the “Equity Purchase Agreement”), by and between the Company and Crown Bridge Partners, LLC, 1173a 2nd Avenue, Suite 126, New York, NY 10065 (the “CBP”, “Investors”, “Underwriters” or “Selling Stockholder”) pursuant to which the Company has agreed to issue to the Investors shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), in an amount up to Five Million Dollars ($5,000,000.00) (the “Put Shares”), in accordance with the terms of the Equity Purchase Agreement. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register with the SEC the following shares of Common Stock: (1) 8,000,000 Put Shares to be issued to the Investors upon purchase from the Company by the Investors from time to time pursuant to the terms and conditions of the Equity Purchase Agreement; (2) 1,428,571 shares of Common Stock to be issued by the Company to the Investors as a commitment fee pursuant to the Equity Purchase Agreement; and (3) the Company also has entered into a Registration Rights Agreement, of even date with the Equity Purchase Agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Put Shares under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of the Put Shares.

The Equity Purchase Agreement provides the Company with a $5.0 million revolving equity line of credit for general corporate and working capital purposes. Pursuant to the Equity Purchase Agreement, the Company is obligated to issue 1,428,571 shares of Company common stock to Crown Bridge Partners, LLC as a commitment fee. These shares are covered by this prospectus. Furthermore, upon the terms and conditions set forth in the Equity Purchase Agreement, the Company shall have the right, but not the obligation, to direct Crown Bridge Partners, LLC by delivering a Put Notice from time to time, to purchase Put Shares (i) in a minimum amount not less than $5,000 and (ii) in a maximum amount (the “Maximum Amount”) up to the lesser of (a) $100,000 or (b) 150% of the respective Average Daily Trading Value.

The purchase price is generally meant to be 75% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement. The number of shares and price is calculated based on the volume weighted average price of our common stock during the fifteen consecutive trading days ending immediately preceding the date of the Put Notice (known as the “Clearance Date”). Therefore, the shares issued pursuant to the $5.0 million revolving equity line of credit are also covered by this prospectus.

The purchase price of the Put Shares in each Put Notice is determined as the lower of the Market Price or Valuation Price as defined by the Equity Purchase Agreement. The Company may elect to sell shares to CBP at a price equal to 75% of the lesser of (1) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period beginning on the date on which we deliver a Put Notice to CBP (the “Market Price”) or (2) the lowest traded price of our Common Stock during the fifteen (15) consecutive trading day period following the Clearing Date of the put notice (“Valuation Price”).

Determining the selling price of the shares to CBP effectively involves the lowest traded price of the Company’s common stock on the OTCQB exchange during a 30 day trading range, encompassing both the 15 trading days before the Put Notice is provided to CBP and the 15 trading days after CBP’s receipt of the Put Notice. For example, if the Company provides a Put Notice to CBP based on the lowest stock price during the preceding 15 days, it must wait an additional 15 days before it actually receives the funds and the amount of funds it receives may be adjusted downwards if the price of the stock during the subsequent 15 days drops for any particular trade below the lowest stock price reflected by the Market Price. To the extent that the shares are sold at a discount of 25% to the fair market value, the use of the equity line could result in the dilution of the value of the outstanding common shares or in the depression of the stock price. The fact that the offering potentially involves the issuance of 9,428,571 shares of common stock could also have a dilutive effect on the value of outstanding common stock, particularly if the proceeds generated from the credit line do not increase the value of the Company’s business or assets.

Furthermore, there is a cap of the lesser of $100,000 or 150% average daily trading value (the average trading volume during the fifteen (15) trading days preceding the date of the put notice multiplied by the lowest trading price during this period) for each equity line draw down. There is also a limitation of a minimum of twenty (20) trading days between purchases. Over the 24 month term of the equity line, the Company may not have the ability to fully draw and utilize the entire $5 million credit line due to the terms, conditions and limitations in the Equity Purchase Agreement.

We have summarized above and below general terms and conditions of the securities that we may from time to time offer and sell pursuant to this prospectus. When we offer to sell a particular series of securities, we will describe the specific terms and conditions in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the securities. In addition, the terms and conditions of the securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We have incorporated the transaction documents as an exhibit to the registration statement of which this prospectus forms a part. You may obtain a copy of the transaction documents that has been filed in the manner described under “Where You Can Find More Information.” The foregoing summary of the Equity Purchase Agreement is qualified in its entirety by reference to the full text of that document that is included as an exhibit to our current report on Form 8-K filed with the SEC on October 12, 2018.

Under the Equity Purchase Agreement, we agreed to file this registration statement with the Securities and Exchange Commission and to use our commercially reasonable efforts to cause such registration statement to become effective with respect to the resale of our common stock.

Conditions Precedent to the Right of the Company to Issue and Sell Put Shares

The Company may not issue any Put Shares, and the Investor shall not have the right to receive any Put Shares, if the issuance of such Put Shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).

Conditions Precedent to the Obligation of Investor to Purchase Put Shares

The obligation of the Investor hereunder to purchase Put Shares is subject to the satisfaction of each of the following conditions:

●	Effective Registration Statement. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the resale by the Investor of the Put Shares at prevailing market prices and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.

●	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

●	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

●	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

●	Adverse Changes. Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

●	Beneficial Ownership Limitation. The number of Put Shares then to be purchased by the Investors shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

●	Principal Market Regulation. The issuance of the Put Shares shall not exceed the Exchange Cap.

●	No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

●	No Violation of Shareholder Approval Requirement. The issuance of the Put Shares shall not violate the shareholder approval requirements of the Principal Market.

●	Officer’s Certificate. On the date of delivery of each Put Notice, the Investor shall have received the Closing Certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as of the date of each such certificate.

●	DWAC Eligible. The Common Stock must be DWAC Eligible and not subject to a “DTC chill.”

●	SEC Documents. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

●	Transfer Agent Instruction Letter. The Transfer Agent Instruction Letter shall have been executed and delivered by the Company to the Transfer Agent and acknowledged and agreed to in writing by the Transfer Agent.

●	Reserve. The Company shall have reserved sufficient shares of its Common Stock for the Investor, pursuant to the terms of this Agreement and all other contracts between the Company and Investor.

●	Minimum Pricing. The lowest traded price of the Company’s Common Stock for the twenty-five (25) trading days immediately preceding the respective Put Date must exceed $0.01 per share.

●	Current Information. The Company must be subject to the Exchange Act and current in all of its filing obligations under the Exchange Act.

DESCRIPTION OF BUSINESS

Gyorvary Property located in Lewiston, Fremont County, Wyoming

1. Location

The Gyorvary Property is located approximately 29.5 miles south-southeast of Lander, Fremont County, Wyoming in the southern end of the Wind River Mountain Range in west central Wyoming. The Gyorvary Property is located in the Lewiston Mining District. The Lewiston District is centered on high grade gold bearing veins in the South Pass Greenstone belt. See Figure 1. The Gyorvary property consists of 16 unpatented and 6 patented mining claims comprising 423 acres or 171 hectare. The Company is staking a substantial number of additional claims in the area. Patented mining claims are effectively fee simple private ownership and we believe are highly desirable as they are subject to less restrictive permitting and regulatory issues.

2. Option Agreements

A Lease Agreement with Option to Purchase Agreement between Lander Gold Mines, Inc., a wholly owned subsidiary of Mineral Mountain, and Stephen Gyorvary was entered into on December 14, 2017. The lease includes three patented claims under Mineral Survey #338 which are called the Hidden Hand, Morris and Casselton. Additionally, there are sixteen unpatented lode mining claims included in the lease. The lease entitles Mineral Mountain the exclusive and unrestricted right to explore, mine and mill, and conduct development on the property and to use all facilities including all equipment, structures and infrastructure on the property. The lease also permits the use of the mill in accordance with customary charges. There is a 3% Net Smelter Royalty (NSR) due to Steven Gyorvary on all material processed without regard to whether the Option to Purchase is exercised.

In March 2018, the Company signed a Lease Agreement dated March 8, 2018 for an additional 43.3 acres of 3 patented mining claims known as the Helen G, Mill and Star Lode mining claims, located near the Lewiston claims in the State of Wyoming. The Agreement is for an initial 5 year term and may be extended indefinitely by the Company. It requires the payment of an annual lease payment of $2500 and further payment of royalties of between 2% and 3.5% depending on the price of gold.

3. Access

The property is accessed by driving south on highway US-287 from Lander, Wyoming, 8.7 miles to highway WY-28, access to the Atlantic City. Travel 17.4 miles southwest on WY-28 (Dickerson Ave) and then turn south (left) on Dickerson Ave, Fort Stombaugh Loop, Prairie Breeze Roads and travel 13.1 miles southeast to Lewiston. The Gyorvary Property then can be accessed by a network of unimproved 4-wheel drive roads which provide access to most of the property.

Figure 1: Lewiston, Wyoming Location Map

4. Jurisdiction Risk

Wyoming is generally believed to be favorable to permitting of mines and mining facilities. Wyoming is a resource driven economy with oil and gas production as well as being the location of many mines that produce coal, uranium, iron ore, trona, bentonite and many other mineral. Wyoming is also a state with recent emerging gold districts. There was historic gold prospecting and mining in Wyoming but in recent years there has been extensive exploration and drilling in the Rattlesnake Hills, most recently by RFG Resources, Inc. where 78,000 meters of drilling has occurred. In proximity to the Lewiston district along the Oregon Trail pass, however, there are no mining withdrawals in the area near the Oregon Trail National Historic Parks. The Lewiston District is not within the Sage Grouse focal withdrawal area for mining activity in Wyoming as outlined by the Bureau of Land Management. Just to the north of Atlantic City, U.S. Steel operated an open pit Iron mine for 20 years that was closed in 1982 when reserves were depleted. However, substantial infrastructure and skilled labor are present in Wyoming for commercial mining operations.

5. Mining Claims

The Gyorvary Patents and Unpatented Lode Mining Claims are located in T28N, R98W, Sections 4,5,8 and T29N, R98W, Sections 33 and 34, 6th Principle Meridian, Fremont County, Wyoming. There are 16 unpatented lode mining claims and 3 patented mining claims totaling approximately 380 acres or 154 hectare. Patented mining claims are effectively fee simple private ownership and are highly desirable as they are subject to less restrictive permitting and regulatory issues. The three Helen G, Mill and Star Lode patented mining claims are strategically located in the same area.

The patented mining claims are as follows:

Mineral Survey #338	Helen G Lease
Hidden Hand	Helen G
Morris	Mill
Casselton	Star Lode

The unpatented claims on federal lands open to mineral entry that are listed as active by the Bureau of Land Management LR2000 are as follows:

Good Foot	Miracle
Jerry Dain	Good Hole
Jerry Dain #2	Magyar Aranyaso
Jerry Dain #3	Mighty Nemo
Good Hope	Atkins
Veta Grande	Boylan
Hidden Hand Frac	McKay
Amanda Lode	JDW

6. Geology

The rocks in the South Pass area are Archean sediments and volcanic rocks that were deposited more than 2.8 billion years ago (D. Hausel). These rocks were metamorphosed over time to create greenstones, greywackes and metagreywackes that are seen today. The Lewiston area is located opposite and is the east limb of the synform of the Atlantic City-South Pass regional camp (C.S. Bow Anaconda Report). The gold bearing shear zones in the Lewiston District occur in chloritized hematinic metagraywacke of the Miners Delight Formation (D. Hausel, 1988). The lode gold deposits of this area are focused along the shear zones or faults. The strike trending shear zones of the Lewiston District parallel fold limbs in the metagraywacke and are thought to have formed during regional folding, (D. Hausel). Cross cutting shears or faults are poorly mineralized. The strike trending shears are mineralized and can be traced for greater than 3 miles along strike with rich ore shoots occurring in fold closures, with much of the strike exposure covered. Dan Hausel believes there are rich ore shoots hidden below cover that require exploration work to identify in the area of the Hidden Hand Mine. There has been no testing of continuity down dip with the deepest mines in the district not much more than 100 feet deep which are currently not accessible.

7. Rock Sample Assays

In the Lewiston District mineralized widths of 5 to 8 feet to as great as 30 feet at the Hidden Hand with strike lengths of 100 to 500 feet were sampled with assays ranging from 0.001 to .07 opt gold (C.S. Bow Anaconda Report). The highest assay for the Lewiston district found in literature was 3,100 oz/ton gold (PFAFF, 1978) as listed in a State of Wyoming Precious Metals report but no specific assay data was provided. The rock sample data reviewed was collected by U.S. Borax, Newmont, Quincy Energy, James Baughman and others and indicated pervasive gold is present district-wide in concentrations of 1 to 2 grams per ton gold, with some high grade samples present which are greater than 10 grams per ton in certain locales.

Figure 2: Hidden Hand Mine Area Map Southeast of Atlantic City, Wyoming

8. Drill Results

Drill data in the area reviewed was for the Carissa and Duncan Mine prospects in the South Pass –Atlantic City District to the northwest. No drill data was reviewed for the Lewiston area mines. The drill data reviewed was for drilling in 1973-74, 1989 and 1994. The drilling at the Carissa and Duncan Mine prospects encountered gold bearing veins with widths from less than 1 foot up to 18 feet in width with grades ranging from .025 ounce per ton (opt) to 1.3 opt. The average width of gold bearing veins was 6.84 feet with an average grade of 0.23 opt gold.

9. Mary Ellen Mill

The Mary Ellen Mill is located 10 miles northwest from Lewiston, Wyoming and owned by Steve Gyorvary. The Mary Ellen Mill is located on BLM lands and operates under Wyoming DEQ Permit #6385. The mill is a gravity and floatation circuit that has the through-put capacity of 2 to 3 tons per hour. The gold recovery of the gravity circuit is 60% and the gold recovery of the floatation and gravity circuit is up to 92% based on communication with Stephen Gvorvary. Based on test work done by Hazen Labs from Denver, Colorado, the optimal recovery for gold is obtained by getting the ore ground to 80%, passing 65 mesh size. The mill circuit operates as follows:

●	the ore is crushed by passing through a jaw and roll crusher;
●	it is stored in a 50 ton fine ore bin;
●	the material is then fed through a scoop feed into a 4’x5’ Denver ball mill;
●	the material runs through a coarse gold jig and over a Wilfley table to collect the coarse gold;
●	the material goes to a size classifier;
●	the underflow (material coarser than 65 mesh) gets re-circulated for grinding in the ball mill; and
●	the overflow (material finer than 65 mesh) goes to the floatation cells to create a gold concentrate.

The reduction ratio based on communication with Gyorvary is 60 to 1. It is believed that concentrate averages 17 ounces gold per ton.

10. Property Acquisitions

Over the course of the next 3 months, we staking or acquiring through lease arrangements additional claims to the north and south of the Gyorvary Property to control the other historic mines including the Mint, Good Hope, Bullion, Iron Duke, Irish Jew and Wolf Mine to the north. It should be noted that other companies such as Newmont Mining, Nugget Gold, Quincy Energy and others had district land positions so exploration could be conducted district wide.

Figure 3: Claim Map- Patented Claims Yellow, Gyorvary Unpatented Claims Blue

11. Surface Exploration

Over the course of the next 6 to 18 months, we further intend to: (1) complete a thorough geochemical sampling program with rock, soil and stream sediment sampling done systematically to cover the district to identify all anomalous gold occurrences; (2) conduct detailed sampling and mapping of the known gold occurrences; (3) conduct a high resolution, close line spacing, magnetic survey of the district, and (4) create and undertake drill targets for core drilling so as to create definable resources.

12. Underground Exploration and Development

Based on the historic reports and information, the rehabilitation and opening of the underground working at the Hidden Hand Mine and other mines would be a first step in evaluating the mineral potential of the property. Once the underground workings have been opened and rehabilitated for safe work, we believe sampling and drilling will be recommended in order to block out and develop a resource for the Hidden Hand Mine. A drilling budget of $288,000 is estimated in our pro forma budget for a total of 1600 meters of core drilling in year one. The same efforts are intended to occur on the other nearby mines that are expected to be prioritized by ownership, land status, access, data evaluation and historic production.

Once a resource has been determined, mining and milling of the ores is anticipated to occur on site to test the metallurgy and recovery of gold from the ores as a prelude to a full-scale commercial operation. Gyorvary has had test work done by Hazen Labs of Denver, Colorado, and the results of this test work are available to the Company. Mineral Mountain is evaluating whether to conduct additional metallurgical test work by a lab of its choosing to confirm the results of Hazen Labs.

13. Preliminary Mine Rehabilitation and Exploration Plan

The Gyorvary Property has multiple streams of mineral material feed present. Mineral Mountain plans to reopen the Hidden Hand Shaft by re-timbering the old shaft. Assuming the work is successful in repairing the shaft, the Company has outlined a plan to drive new drift along the Hidden Hand vein and to cut drill stations in order to drill short holes along strike and at depths of perhaps 100 feet to 200 feet below the lowest level of the Hidden Hand. These drill holes will target the downward projections of existing ore shoots that are identified from sampling and mapping on the number one level.

14. Bureau of Land Management

Use of the surface of our unpatented mining claims is subject to regulation, the cost of compliance with which could delay or prevent us from proceeding with exploration. Any activities which we conduct on the surface of our unpatented mining claims are subject to compliance with and may be constrained or limited by Bureau of Land Management or Forest Service surface management regulations and state environmental requirements. In addition, there are limits to the uses of the surface of unpatented mining claims, particularly for the types of facilities which would be ancillary to our mining operations, and both the Bureau of Land Management and the Forest Service have some degree of discretion in allowing the use of federal lands that might adjoin any of our unpatented mining claims for surface activities which we would need for exploration, development and mining operations. For example, in the past the Forest Service considered adoption of a “Roadless Initiative” which would have prohibited the construction of new roads or the re-construction of existing roads in 43 million acres of inventoried road-less areas within the National Forest System. All of the Company’s Wyoming properties are located in or near the National Forest and may be impacted by such “Roadless Initiatives.” As a result, there can be no guarantee that we will be able to obtain the access necessary to conduct required exploration, development or ultimately mining activities on those properties. In addition, to the extent we progress towards the development of a mine at any of our properties, there may not be sufficient surface land available for the ancillary facilities necessary to develop the mine. Compliance with the foregoing regulations could be expensive, causing us to delay or not develop certain areas.

Iditarod Mining District Project, Flat, Alaska

1. Executive Summary

Mineral Mountain controls 66 State of Alaska Claims on state land adjacent to the gold mining community of Flat, Alaska. Flat is approximately 280 miles northwest of Anchorage in an area of moderate relief in southwest Alaska. The area is within the Iditarod Mining District. Mineral Mountain believes that an intrusive related gold system occurs within its land holdings. The target is a bulk tonnage open pit gold resource within the prolific Kuskokwim Gold Belt.

Mineral Mountain, through its subsidiary Nordic Gold Mines, Inc., has a lease agreement with an option to purchase with Ben Porterfield, the owner of 30 Alaska state claims. The Company has also staked an additional 36 claims which adjoin the Porterfield owned claims to the south.

The area is served by air transport and there is a well maintained gravel road system connecting the town of Flat with placer workings on four creeks within the area. From the time of the initial discovery in 1908 until 1966, the latest figures available, gold production totaled 1.3 million ounces, ranging from 70,000 to 97,000 oz/yr from about 30 separate placer operations. It is particularly noteworthy that the major placers and most of the production came from streams draining an area no larger than about eight square miles.

There has been little lode mining in the area. The most productive mine, the Golden Horn, which was founded in 1921, shipped a little over 500 tons of ore containing gold grades of about 5 ounces per ton to the Tacoma smelter in the 1920’s and 1930’s.

The area has attracted industry attention because of the substantial production of placer gold from a comparatively small area and postulated favorable geology for the development of economic lode gold deposits. Regional exploration has been conducted by the U.S.G.S. and the U.S.B.M. until the 1960’s and some additional work was done by Union Carbide in the 1970’s, WGM in the 1980’s, and Placer Dome in the 1990’s. Exploration included geological mapping, trenching, rock and soil sampling, drilling, an airborne magnetic and VLF survey, ground magnetic surveys, and initial mineral resource estimates on the Golden Horn Mine.

2. Iditarod Project

Mineral Mountain has acquired the Iditarod Gold project located in the historic Kuskokwim Gold Belt of Southwest Alaska. The Iditarod Project is on State of Alaska land and covers an area of 16.5 square miles. The target is a bulk tonnage open pit gold resource in the prolific Kuskokwim Gold Belt.

The Iditarod Project covers geochemical anomalies of gold and antimony in rocks and soils and the project overlays a large magnetic anomaly that was defined by a 2011 airborne geophysical survey of the Alaska Division of Geological & Geophysical Survey (DGGS). The claim block also contains identified gold prospects (Golden Ground & Nelson Prospect). The project is located close to Flat, Alaska which is Alaska’s third largest placer district by production. The presence of placer gold is often a good indication of bedrock enrichment.

Over the next 24 months, Mineral Mountain is planning a summer field program of soil and rock chip sampling and geologic mapping on the property that will lead to a drill program. The current plan is to collect in excess of 2,000 soil samples to explore the Iditarod Project and define a drill target. The 4,000 foot Flat Airstrip is close to the project and will be the staging area for any exploration program.

3. Iditarod Target

Ben Porterfield identified an intrusive related gold target adjacent to the Flat placer gold district based on airborne magnetic data that was collected by the State of Alaska in 2011. The State of Alaska collected airborne data over State lands in gold trends throughout Alaska and the Flat work identified a strong magnetic anomaly four miles northeast of Flat. We believe this magnetic anomaly alone is important because the magnetic signatures of gold systems in the Tintina Gold Belt are almost always associated with magnetic highs. The Iditarod target is enhanced by the geochemistry of rocks and soils that show strong results of antimony, bismuth, and arsenic, all pathfinder elements in the large intrusive related gold systems in Alaska and the Yukon. The geology of the magnetic anomaly is also a strong indication of mineralization as the rock is hornfels – the Kuskokwim sediments have been thermally altered by an underlying heat source – in this case Ben Porterfield and Mineral Mountain suspect a large Tombstone Granite that is gold mineralized is the cause of the magnetic anomaly and the hornfels sediments.

The Iditarod target has the following characteristics that make it a prime drill target – proximity to the 3rd largest placer district in Alaska (Flat), rock and soil samples that have elevated pathfinder (Bi, Sb, and As) elements in addition to gold mineralization, a strong magnetic high anomaly from airborne geophysics, there are two named gold prospects in the claim block, Nielson Ground and Golden Prospect (State of Alaska report), and finally the geology of the area is strong hornfels with veining and silicification. An additional consideration is that Iditarod is 35 miles from a 45 million ounce gold deposit – Donlin Creek. There are numerous reports on work done by gold exploration companies over a thirty-year period in the Flat district on Doyon land and federal mining claims that points to a large gold system in the Flat District. Mineral Mountain believes that the Iditarod ground holds a large disseminated intrusive related gold system.

4. Location, Access, Infrastructure and Climate

The town of Flat is located approximately 280 air miles (470 km) northwest of Anchorage, 90 air miles (145 km) southwest of McGrath, and 165 air miles (275 km) northeast of Bethel. The Iditarod or Flat District is drained by Otter and Bonanza Creeks. Both flow westward to the Iditarod River, which, in turn, flows northward to the Yukon River. Earlier in this century during the most active days of placer mining, equipment and supplies were barged up the Iditarod and then hauled overland to Flat. Recent activity in the district has been sustained by air transport. A 4,100-foot state maintained airstrip capable of handling large freight aircraft is located between Flat and Discovery along Otter Creek. A well-maintained gravel road system connects Flat with the placer workings on Flat, Willow, Chicken, and Prince Creeks. A spur road provides access to the top of Chicken Mountain and the upper Chicken and Flat Creek placers. A poorly maintained road connects Flat with the town site of Iditarod, seven miles to the northwest. Supply centers for the area are Anchorage and McGrath. Anchorage can provide a complete range of services, including support staff and nearly all types of supplies. Charter air service to Flat is readily arranged and often can be incorporated into scheduled service to the region. McGrath is the nearest local service center. It is a community of approximately 500 and can provide basic accommodations, food, telephone, all types of fuel, fixed wing air service, and limited skilled labor. McGrath is a regional center. It is on the route of regularly scheduled air service from Anchorage for both freight and passenger service. The community has a 5,400 foot paved runway capable of handling jet aircraft. It lies on the Kuskokwim River which can handle shallow barge traffic from McGrath to the mouth of the river in the Bering Sea.

A winter trail connects McGrath to the Flat area. Certain accommodations and services are available in Flat. The present placer miners can provide rental vehicles, limited heavy equipment for trenching and excavation, housing, and some labor and camp services. These services and facilities, combined with the road network and large airstrip, make Flat one of the more accessible areas for working in interior Alaska. Flat, because of its proximity to coastal Alaska, enjoys a relatively mild climate compared to the interior regions of Alaska. Summer temperatures from May through September average near 0° to 70°F. Winter lows, from November through March are commonly -10° to +20°F. Total precipitation is approximately 18 inches of water. Local placer miners commonly operate from May through October. Winter is an excellent time for cross country travel and transport of heavy equipment and geophysical work. Geologic field work and drilling are readily conducted during the summer.

The moderate relief (about 2,000 feet) is characterized by rolling hills with low-lying intervening areas. Chicken Mountain, the highest feature within the block, is 2,380 feet in elevation. The lowest point is less than 300 feet above sea level. Black spruce, birch, alder, dense growths of willow, and extensive soils cover hillsides and valley floors. Higher elevations and ridge tops are covered with tundra vegetation over mixed soil and talus. In general, rocks are poorly exposed due to deep weathering, especially in mineralized areas.

5. Land Holdings

The property is located on State of Alaska land is held by State of Alaska claims. Mineral Mountain holds rights to 66 state mining claims, each claim is 160 acres. It owns 36 of the claims and leases another 30. The leased claims contain an option to purchase from the lessor, Ben Porterfield. The terms of the lease comprise escalating payments to Porterfield with a work commitment on the property. The State of Alaska requires an Affidavit of Work Performed on the property or a payment to the State of Alaska in lieu of work to be submitted by November 30th of each year. The State further requires a yearly payment for holding the State Claims.

6. Regional Geology

The Iditarod Mining District lies on the northwest flank of the Kuskokwim Mountains, which are underlain principally by a thick section of sedimentary rocks. The section, dominated by graywacke and shale of the Upper Cretaceous to Lower Tertiary Kuskokwim Group, locally contains interbedded, intermediate to basic tuffs, flows, and agglomerates. Basal units are calcareous or dolomitic, but the upper portion becomes non-marine and locally contains coal beds.

The Iditarod-Nixon Fork Fault, a major, trending strike-slip fault with 20 to 70 miles northeast of right lateral displacement, follows Bonanza Creek on the south side of the Iditarod district. The major displacement is Late Cretaceous to Early Tertiary in age. Late Cretaceous to Tertiary intrusive igneous rocks are found throughout the Kuskokwim region, but they appear to be concentrated near major faults. The intrusives generally range in composition from gabbro to monzonite or quartz monzonite and show considerable compositional variation within individual plutons. Many are zoned with mafic margins and more felsic cores. At the present erosion level, only the upper portions of most intrusives have been exposed. Many lode and placer metal occurrences in the lower Kuskokwim region are associated with these intrusives or the extensive hornfels aureoles that commonly border them. The metals recovered are predominately gold, silver, tungsten, antimony, arsenic, and mercury. Some tin, platinum, and uranium minerals have been noted in placer concentrates. Felsic volcanic rocks of Eocene age occur locally along the Iditarod-Nixon Fork Fault and along fold structures. Molybdenum mineralization has been observed in a few felsic intrusives of uncertain age within the region. Kuskokwim Group sedimentary rocks near Flat have been intruded by two monzonite plutons known as the Chicken Mountain and Black Creek Stocks plus lesser dikes and plugs. The sedimentary section, which tends northeast, consists of dark-grey to black shale, siltstone, sandstone, and arkose with minor conglomerate and coal. Adjacent to the intrusives, these rocks are commonly converted to argillite and hornfels. The hornfels zone commonly extends to a least 1,000 feet from the contact and tends to weather in positive relief.

The Chicken Mountain (or Flat Creek) stock is oval in shape, slightly elongated to the north-northwest, and covers four to five square miles. The Black Creek stock has a pronounced northeast elongation and covers approximately two square miles. The proximity of the two stocks as well as their similar compositions and zoning patterns (varying from gabbro to quartz monzonite), suggest that the two bodies may be cupolas off a single intrusive mass. Basal rocks on the crest of Chicken Mountain which extend northward almost to the Black Creek stock, and on the northwest side of the Black Creek stock may be either volcanic rocks consanguineous with, and intruded by, the stocks or a fine-grained chilled phase of the gabbro. The variety and zoning of igneous rocks, as well as the presence of deuteric alteration and hybrid rocks (such as orthoclase-bearing and biotite rich gabbro), suggest strong differentiation of the parent magma and widespread disequilibrium conditions. Both deuteric and hydrothermal alteration effects have been observed adjacent to and within the two stocks, but in general, alteration patterns are poorly defined.

Alteration is most pronounced adjacent to structures such as veins and faults. Sedimentary wall rocks are commonly hornfelsed and, in places, silicified adjacent to the monzonite stocks. Despite the generally unreactive nature of the sediments, there is a wide zone of strong hydrothermal alteration in wall rocks along the southeastern contact of the Black Creek stock. There are significant gold values in zones containing quartz veins and veinlets in the heads of Flat, Chicken, and Happy Creeks.

This mineralization is apparently related to the more felsic intrusive phases near the center of the Chicken Mountain stock. Gold assays of several ounces per ton were obtained from the northeast-striking Golden Horn vein at Black Creek. This vein consists of quartz, calcite, scheelite, and arsenopyrite, with lesser pyrite, stibnite, galena, sphalerite, and traces of molybdenite. The vein had a maximum width of 2.5 feet, but horsetails into several smaller veins at a depth of 270 feet in the lower workings of the Golden Horn Mine. It cuts biotite gabbro along and sub-parallel to the eastern contact of the Black Creek stock. Quartz-scheelite veins and veinlets cut monzonite northwest of the Golden Horn vein. Gold enrichment occurs over wide (greater than 100 feet) zones in altered wall rock and monzonite along portions of the eastern Black Creek contact zone. Quartz-stibnite-cinnabar veins have been noted at several lode prospects in the district as well as in the Black Creek stock and contact zone.

Placer gold produced in the Iditarod district has come almost entirely from streams that drain the two monzonite stocks and/or their contact zones. Total production is over 1.3 million ounces and comes from sources that probably cover no more than about eight square miles. Cinnabar is ubiquitous in sluice concentrates, and scheelite is an abundant constituent in certain locations, especially Otter Creek. Other minerals reported in placers include stibnite, cassiterite, chromite, magnetite, arsenopyrite, galena, zircon, monazite, and allanite. Placer deposits are both alluvial and residual types. Residual or (semi-residual) placers weathered from monzonite bedrock have been worked near the junction of Black and Otter Creeks and along the upper reaches of Happy, Flay, and Chicken Creeks near the common head.

7. Placer Production

Gold was discovered near Flat on Christmas Day, 1908, when two prospectors from Ophir found values on Otter Creek at what is now the townsite of Discovery. There was little mining around Flat during 1909 as news of the find leaked out slowly, but more than 2,000 people arrived in 1910 with equipment and supplies. The first dredge was installed on Flat Creek in 1912 and by 1915 there were 27 mining operations, including two dredges. A yearly account of mining activity is available from the U.S. Geological Survey (see reports by Brooks, Martin, Moffit, and Smith) and the U.S. Bureau of Mines (see Smith reports). The following data are from these sources. The years 1911 and 1912 were most productive, yielding approximately 120,000 and 169,000 troy ounces of gold respectively. Between 1913 and 1920 annual production ranged from 70,000 to 97,000 troy ounces. Placer recoveries waned between 1920 and 1933 to less than 25,000 ounces per year due to water shortages, transportation difficulties, and early freeze-ups. Increased output, which persisted until World War II, followed the 1934 rise in gold prices from $20.67 to $35.00 per ounce. Production again recovered after a sharp drop in 1943 and 1944 when gold mining activities were halted by the War Production Board. Total production to 1966, which is the latest figure available, was about 1.3 million troy ounces of gold.

It is noteworthy that the major placers are on streams draining two areas which total no more than eight square miles. The main production was by dredging on Flat, Otter, and Black Creeks. Independent operations on Otter, Willow, Happy, Chicken, Slate, and other smaller creeks also produced a considerable quantity of gold. The smaller operations were dragline, hydraulic and hand sluicing on the streams and their benches.

Both alluvial and residual placers at the heads of Happy, Flat and Chicken Creeks have been known since about 1910. A combination of placer and residual gold was reported by Brooks (1915) overlying monzonite bedrock in Otter Creek, now covered by tailings.

8. Lode Production

Lode production from the Flat district is limited. Ore from quartz stringers at the head of Flat Creek with a “considerable amount of gold” was shipped to Tacoma in 1915 (Brooks, 1915). Other lode prospects are at the heads of Happy and Granite Creeks and in the Black Creek-Golden Horn Mine area. The Golden Horn Mine was the district’s most productive lode source. This vein deposit, discovered in 1921, was first mined in 1922, and ore shipments were made that year and also in 1925, 1936, and 1937. A total of 528 tons of ore shipped to the smelter at Tacoma contained 2,706 ounces of gold, 2,620 ounces of silver, 9,336 pounds of lead and 653 pounds of zinc.

There are at least 303 feet of shafts, 1,025 feet of drifts, 300 feet of crosscuts, and 180 feet of raises in the Golden Horn. Configurations of the old workings are speculative because the mine is now flooded and partially frozen, but most of the tunneling strikes northeast and southwest of the main shaft. Old workings approximately 300 feet south of the Golden Horn nine consist of two shafts, 25 and 40 feet deep, and several pits.

9. Previous Work

Many investigators have worked in the Flat Block. Numerous government studies have identified geology in this area as potentially favorable for viable lode sources of gold. Between 1910 and 1930, U.S. Geological Survey (“U.S.G.S.”) investigators included Brooks, Eakin, Maddren, Martin, Mertie, Moffit, and Smith. Valuable information on production, bedrock geology, placers, and lode potential was recorded by these investigators. More recently, the U.S.B.M. conducted studies which supported the conclusion that this is a favorable location with potential viable lode sources of gold (see investigations by Kimball, 1969, and Maloney, 1962). The district was the subject of a joint U.S.G.S., Alaska Division of Geological and Geophysical Surveys, and University of Alaska investigation that led to several State publications. Kimball’s work involved the evaluation of lode gold in the monzonite stocks, using a gasoline-powered track-mounted auger, and even though only gold and silver were measured and the five to twelve pound samples were probably too small to accurately represent bedrock gold values, the results favored further exploration. Maloney was concerned with mercury-antimony potential, and most of his samples were from trenches cut in the Black Creek and upper Chicken Creek areas. The U.S.G.S., Alaska Division of Geological and Geophysical Surveys, and University of Alaska have for several years been studying the Flat area. These consist of both regional and detailed studies. Reports discussing this work have been published, including the State of Alaska Professional Paper 97.

10. Mineral Potential

A number of lode and placer gold occurrences associated with monzonitic intrusives are present in the lower Kuskokwim region. These intrusives are commonly surrounded by extensive hornfels aureoles and exhibit a range of compositional zoning. Common accessory metals associated with the gold mineralization are silver, tungsten, antimony, arsenic, mercury and tin. Substantial placer gold has been recovered from some of these systems, and mining in the region has continued to the present.

Flat is the most well developed of these systems. Nearly all the gold has come from placer production, but several lode occurrences have been recognized. Exploration programs in the area have identified a number of anomalous areas. However, lode exploration has focused on the Golden Horn vein, a relatively small part of the entire system. Compilation and review of the previous reports and recent geologic mapping should assist in developing additional targets. The known occurrences suggest the potential in the area for high grade quartz veins, disseminated and stockwork gold in intrusive or wall rock, and additional placer deposits.

11. Future Exploration

Future exploration program specifics will be dictated by the type of target selected. The first phase of any project will include a compilation and review of the available data. This would be followed by an orientation trip to gain a better appreciation of the exposure type of mineralization, and working conditions. After this initial review, it would be possible to determine whether to pursue targets generated in previous programs or to establish new objectives.

Work in the area is readily based from existing facilities between Flat and Discovery, near the state maintained airstrip. For preliminary short term programs, it may be possible to obtain lodging and vehicles from residents of the area. For longer term programs, vacant buildings are available for rent and may be used for lodging or other support activities. Food and lodging costs are approximately $200 per day per person. Much of the geologic work could be done from the existing road network. Labor costs for field help are on the order of $400 per person per day. Professional contract rates (geologists & field techs) are $600 to $1,000+ per day per person. Bulk supplies, such as food, fuel, vehicles and equipment can be delivered by short notice by air cargo from Anchorage for $1.75 per pound. Fixed wing flight chartered for personnel and cargo will generally cost about $600 per hour, including fuel, from Anchorage, Fairbanks, or McGrath. Helicopter service, will cost about $800-$2,000 per hour, depending on the aircraft with fuel extra. Internet Service to field crews is now a requirement.

LEGAL PROCEEDINGS

We are not currently a party to nor are we aware of any threatened or ongoing legal proceedings. Nonetheless, it is possible that from time to time we may be involved in legal proceedings or investigations, which could have an adverse impact on our reputation, business and financial condition and divert the attention of our management from the operation of our business, we are not aware of any such legal proceedings or investigations.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table summarizes our consolidated financial data. We have derived the summary consolidated balance sheet data as of September 30, 2017 and 2018 and consolidated statements of operations data for the years ended September 30, 2017 and 2018 from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period. You should read the following summary consolidated financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. The summary consolidated financial data in this section are not intended to replace our consolidated financial statements and the related notes and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this prospectus.

Consolidated Statements of Operations Data:	Year Ended September 30, 2018	Year Ended September 30, 2017
	(in thousands, except per share amounts)

Revenue	$—	$—
Costs and expenses:
Cost of revenue		—
Exploration expense	79	10
Sales and marketing		—
General and administrative	436	193
Total costs and expenses	515	203

Loss from operations	(515)	(203)
Interest income	—	—
Interest expense	(6)	(2)
Other income (expense), net	(2)	—
Loss before income taxes	(523)	(205)
Income tax benefit (expense)	—	—
Net loss	$(523)	$(205)

Net loss per share common stockholders:
Basic and Diluted	$(0.01)	$(0.00)

(1)	See Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus for a description of how we compute basic and diluted net loss per share attributable to common stockholders.

Consolidated Balance Sheets Data:	September 30, 2018	September 30, 2017
Cash, cash equivalents, and marketable securities	$1,900	$5,011
Working capital	(158.443)	(85,142)
Total assets	439,398	517,829
Total liabilities	377,160	302,472
Additional paid-in capital	2,752,600	2,444,186
Accumulated deficit	(2,805,798)	(2,282,645)
Total stockholders’ equity	$62,238	$215,357

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Selected Consolidated Financial Data” and our consolidated financial statements, related notes, and other financial information appearing in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve significant risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Unless otherwise stated, statistical information regarding our users and their activities is determined by calculating the daily average of the selected activity for the most recently completed quarter included in this prospectus.

Company Goals and Objectives

Mineral Mountain currently has leases and staked claims at two properties, the Iditarod Gold Project in Flat, Alaska and Lewiston, in Fremont County, Wyoming near the South Pass. Flat is Alaska’s third largest placer gold district. Mineral Mountain, through its wholly owned subsidiary, Nomadic Gold Mines, Inc., has leases on thirty claim blocks and has separately staked thirty-six claims adjacent thereto. All of the property is on State of Alaska land.

 Mineral Mountain also has two leases through its wholly owned subsidiary, Lander Gold Mines, Inc., near Lewiston, Wyoming. It has leases on twenty-two claim blocks (six patented and sixteen unpatented) and we are staking additional claims adjacent to or nearby the leased claims. Aside from the six patented claims, the remainder of the claims is on land managed by the Bureau of Land Management. The leased claims are within close proximity to a permitted mill available for processing on a per ton basis.

The Company’s long-term goals are: (i) to develop both properties; (ii) to position the Company for a possible acquisition by a major mining company; and (iii) to pursue other business opportunities, both related and unrelated to our existing mining activities with the view of generating cash flow from operations, which our existing mining activities have not accomplished. The short-term goal is to complete raising funds privately for the immediate development of the Hidden Hand Mine, one of the patented claim blocks the Company leases on the Wyoming property, and to increase the number of claims under its control. We estimate that the budget for doing so is $1,804,000; $1,573,000 of that would be for development costs and $231,000 of that would be for operating costs. To the extent commercial mineralization is located and exploited, any resulting profits would then be invested in the development of the Iditarod Gold Project. The two year operational budget for that Project is expected to amount to $2,970,000.

Overview

Mineral Mountain is an early stage mineral exploration company. Our primary expenditures at this stage consist of payment of various governmental fees to maintain the priority of our unpatented mining claims, payment of our debt service, payment of exploration services, payment of accounting and legal fees, and general office expenses.

Mineral Mountain’s losses for the years ended September 30, 2017 and September 30, 2018 were $204,861 and $523,153, respectively. Mineral Mountain’s loss for fiscal year 2017 is due primarily to operating expenses in three categories: general and administrative expenses of $51,058; legal and professional fees of $40,000; and exploration expenses of $111,679. Mineral Mountain’s loss for fiscal year 2018 is due primarily to operating expenses in four categories: general and administrative expenses of $220,776; legal and professional fees of $74,662; officers’ fees of $140,742 and exploration expense of $79,321.

Mineral Mountain’s primary, near term business objective is to raise sufficient capital to retain Mineral Mountain’s current mineral properties, to explore them and acquire additional projects, and to pay general and administrative expenses. Mineral Mountain had budgeted approximately $300,000 for the year ending 2018 to cover Mineral Mountain’s accounting and legal fees and general and administrative expenses. Mineral Mountain also estimates that approximately $250,000 (including lease and claim payments and contractually required work commitments) will be required to fund our operations for the next 12 months assuming minimal exploration activities and excluding the cost of acquisitions.

Mineral Mountain has substantial operational commitments to fund in order to maintain Mineral Mountain’s land holdings. This includes work commitments and lease payment obligations of $5,240,000 over the course of eight years to maintain the Lease Agreement and Option to Purchase for the State of Alaska claims previously described in this document.

During the years ended September 30, 2017 and September 30, 2018, our principal sources of liquidity included cash received from related party notes payable and sales of our common stock. We intend to use new capital in the form of new equity or debt to further advance objectives. Net cash used by operating activities totalled $283,411 and $104,904 for the years ending September 30, 2018 and 2017, respectively. The change between 2018 and 2017 is primarily attributed to the increase in non-cash issuances of common stock for services, warrants issued for directors’ fees and lease amortization in 2018 as compared to 2017. Net cash provided by financing activities totaled $280,300and $69,000 for the years ending September 30, 2018 and 2017, respectively. The change between 2018 and 2017 is primarily attributed to the increase in issuances of common stock for cash in 2018 as compared to 2017. The cash decreased to $1,900 at September 30, 2018 from $5,011 at September 30, 2017.

  Beginning in January, 2015 and through September 30, 2017, Mineral Mountain borrowed funds principally from John Ryan and his affiliates (the “Ryan Group”) to fund the minimum activities of Mineral Mountain. As of September 30, 2018, we have debts owed of approximately:

☐	$9,660 to John J Ryan, the son of Mineral Mountain’s former Vice President (who resigned October 31, 2018); and

☐	$62,342 to Premium Exploration (USA), Inc., a Nevada corporation. Premium Exploration is a company of which Mr. Ryan is President and is also in the mineral exploration and development business. Mr. Ryan was formerly Vice President of Mineral Mountain until his resignation on October 31, 2018.

In total, we borrowed $65,000 from Mr. Ryan and entities or his affiliates of which $57,000 in principal is outstanding. This amount bears interest at a rate between 5% and 10% per annum.

Because Mineral Mountain did not anticipate earning revenues from mining operations in the foreseeable future, Mineral Mountain sought additional financing from the public or private debt or equity markets to continue to protect Mineral Mountain’s properties and to continue exploring and acquiring additional projects. There can be no assurance that Premium Exploration, Mr. Ryan, or others will continue to advance funds to Mineral Mountain or that Mineral Mountain’s efforts to obtain additional financing will be successful. Further, the transaction which is the subject of this prospectus is the vehicle we anticipate will provide the necessary funding to Mineral Mountain.

  As reflected in our accompanying financial statements, we have limited cash, negative working capital, no revenues and an accumulated deficit of $2,805,798 and $2,282,645 for the years ending September 30, 2018 and September 30, 2017, respectively. These factors indicate that we may be unable to continue in existence in the absence of receiving additional funding. In addition to our operating expenses which we anticipate to average approximately $40,000 per month, management’s plans for the next twelve months include approximately $300,000 of cash expenditures for exploration activity on the Iditarod and Wyoming properties. We believe that we will generate sufficient financing from the Equity Purchase Agreement in order for the Company to continue to operate based on current expense projections. Nevertheless, we are unable to provide assurances that it will be successful in providing sufficient sources of capital. If we fail to raise the necessary funds to continue operations we might be required to significantly reduce the scope or completely cease our operations.

Dividend Policy

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on any of our capital stock. We do not anticipate paying any dividends in the foreseeable future, and we currently intend to retain all available funds and any future earnings for use in the operation of our business and to finance the growth and development of our business. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Our loan agreements limit our ability to pay dividends or make other distributions or payments on account of our common stock, in each case subject to certain exceptions.

Off-Balance Sheet Arrangements

The Company has not undertaken any off-balance sheet transactions or arrangements.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation, The amendments in this Update expand the scope of Topic 718 to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The ASU will be effective for annual periods beginning after December 15, 2018 and interim periods within that fiscal year, early adoption is permitted. We do not believe the adoption of ASU 2018-07 has materially impacted our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and, (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve months. The standard is effective for calendar years beginning after December 15, 2018. The Company has chosen to adopt this standard early, resulting in the recognition of a right of use asset and lease liability, had the Company not chosen early adoption lease payments would have been expensed as incurred.

In March 2016, The FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718). This ASU was issued as part of the FASB’s simplification initiative and affects all entities that issued share-based payment awards to their employees. This standard covers accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The ASU will be effective for annual periods ending after December 15, 2016 and interim periods beginning after December 15, 2016 with early adoption permitted. We do not believe the impact of adopting ASU 2016-09 has materially impacted our consolidated financial statements.

The Company has evaluated the authoritative guidance issued subsequent to September 30, 2018 and does not expect the adoption of these standards to have a material effect on its financial position or results of operations.

Recent Developments

In the year since Mr. Karasik has taken over as CEO and Chairman, the Company has made significant strides forward. An advantageous lease was executed for the Gyorvary Property, the Company acquired through its wholly owned subsidiary additional claims at the Lewiston, Wyoming site and the lease for the Alaska Property was amended so as to reduce the financial burden on the Company, including reducing the Company’s financial obligations as to the Iditarod Gold Project by $160,000 for the 2018 calendar year. The Company is actively pursuing the staking of additional property adjacent to the Gyorvary Property. Significantly, the Company’s financial obligations for calendar year 2018 have been substantially reduced from what they were in the audited period. The Company has also improved its position in part by raising, during Mr. Karasik’s brief tenure, more than $400,000 in an ongoing private offering, securing an equity line of credit through the Equity Purchase Agreement and getting the Company listed on the OTCQB exchange.

MANAGEMENT AND EXECUTIVE COMPENSATION

On October 23, 2017, Howard Crosby resigned from the Board of Directors. On October 23, 2017, Sheldon Karasik was elected to the Board of Directors. On October 23, 2017, Felix Keller was elected to the Board of Directors as an independent director. On December 28, 2017, Michael Miller and Ulises De la Garza were elected to the Board of Directors as independent directors. On October 31, 2018, James Baughman resigned from his positions with the Company as Vice President, Chief Geologist and a member of the Board of Directors and John P. Ryan resigned from his positions with the Company as Vice President, Secretary, Treasurer and a member of the Board of Directors.

The new Officers and directors of the Company are listed below. Directors are elected to hold offices for a three year term or until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position and Tenure
Sheldon Karasik	66	Director, Chairman of the Board and Chief Executive Officer
Felix Keller	62	Director
Michael Miller	52	Director
Ulises De la Garza	51	Director

Sheldon Karasik became CEO and Chairman and a member of the Board of Directors in November, 2017. During the past five years, up until October, 2017 when he became CEO and Chairman of Mineral Mountain, Mr. Karasik worked as an attorney running his own law firm. Much of that time was spent handling international transactional and other corporate matters for clients, including contracts, private investment vehicles, tax and employment matters. One of those clients was Mineral Mountain, for which Mr. Karasik served as general counsel prior to his appointment as CEO and Chairman. Mr. Karasik has been a licensed attorney since 1981.

Mr. Karasik is an AV-rated attorney, the highest peer review standing awarded by attorneys and judges, with over thirty years of experience. He has been a regular speaker at legal conferences across the country, is an Honorary Fellow of the Association of Fellows and Legal Scholars at the Center for International Legal Studies and is a senior faculty member of Lawline, an organization providing continuing legal education to lawyers. His publications include: “Polaroid – The Sixty Million Dollar Mistake,” Summer, 1993 issue of Declarations, and “Recent Developments Regarding American Personal Injury Law,” Comparative Law Yearbook of International Business, 2004. More recently, Mr. Karasik has served as general counsel and trustee of an international investment fund and has headed a law firm located in New York City and Zurich, Switzerland, where he specialized in international transactional matters and complex litigation. He has extensive executive experience and has advised numerous corporate boards on a variety of business matters. Mr. Karasik is admitted to practice in New York as well as before the U.S. Courts of Appeal for the Second, Fifth and Sixth Circuits and the U.S. District Courts for the Northern District of Illinois, Eastern District of Michigan and the Northern, Southern and Eastern Districts of New York. Mr. Karasik graduated in the top 4% of his class at the Washington University School of Law and was a member and senior editor of the Washington University Law Review as well as a member of the Order of the Coif. He also holds a doctorate degree from the University of Virginia, a M.Litt from Edinburgh University, Scotland and received his BA degree, magna cum laude, from the College of William & Mary.

Executive Compensation

Summary of Cash and Certain Other Compensation

The following sets forth the annual and long-term compensation for services in all capacities to Mineral Mountain for the fiscal years ended September 30, 2016, 2017 and 2018 paid to our current officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual ($)	Restricted Stock Awards ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Sheldon Karasik,	2018	195,000	50,000	-0-	-N/A-	-N/A-	-N/A-	-N/A-
CEO and	2017	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-
Chairman	2016	-N/A-	-N/A-	-N/A-	-N/A-	-N/A-	-N/A-	-N/A-
James Baughman,	2018	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	6.999
Vice President,	2017	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-
Chief Geologist and Director (resigned as of October 31, 2018)	2016	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-
John P. Ryan,	2018	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-
Vice President,	2017	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-
Secretary, Treasurer and Director (resigned as of October 31, 2018)	2016	-0-	-0-	-0-	-N/A-	-N/A-	-N/A-	-N/A-

Option Grants

During the fiscal year ended September 30, 2017, no options were issued. During the fiscal year ended September 30, 2018, no options were issued to employees or executives but warrants were awarded to members of our board of directors as compensation for their services (see below). Mineral Mountain further has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

None of the members of our board of directors received any compensation for their services on the board of directors before or during fiscal year ending September 30, 2017. Beginning in fiscal year ending September 30, 2018, the Company compensates directors with an annual warrant to convert 50,000 shares common stock of at .02 per share. An additional annual warrant to convert into common stock 10,000 shares at .02 per share will be made awarded to independent directors serving on the audit committee. Our Chairman generally will not receive compensation from us for service on the board of directors. All members of the board of directors will be reimbursed for reasonable costs and expenses incurred in attending board of directors or committee meetings.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option and Warrant awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Fiscal Year Ending September 30, 2018
Sheldon Karasik	0	0	0	0	0	0	0
John Ryan (1)	0	0	8,399	0	0	0	8,399
James Baughman (4)	0	0	6,999	0	0	0	6,999
Felix Keller (2)	0	0	8,399	0	0	0	8,399
Michael Miller (3)	0	0	8,399	0	0	0	8,399
Ulises De la Garza (4)	0	0	6,999	0	0	0	6,999

(1)	Consists of warrants for 50,000 shares of common stock as annual compensation as a member of the board of directors and 10,000 shares of common stock as an annual fee as a member on the audit committee, both of which are convertible at .02 per share.
(2)	Consists of warrants for 50,000 shares of common stock as annual compensation as a member of the board of directors and 10,000 shares of common stock as an annual fee as a member on the audit committee, both of which are convertible at .02 per share. Mr. Keller exercised the warrant on 2/9/2018.
(3)	Consists of warrants for 50,000 shares of common stock as annual compensation as a member of the board of directors and 10,000 shares of common stock as an annual fee as a member on the audit committee, both of which are convertible at .02 per share.
(4)	Consists of a warrant for 50,000 shares of common stock as annual compensation as a member of the board of directors, convertible at .02 per share.

Mineral Mountain may also in the future award Directors for assuming additional responsibilities such as serving on a standing committee. In the future the Board intends to award compensation to its members by examining what is comparable compensation at other companies in the same industry and at the same stage of development as that of Mineral Mountain, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

Our executive officer is Mr. Sheldon Karasik, CEO and Chairman. Mr. Karasik devotes approximately 100% of his time to the affairs of the Company.

Director Independence

The Company has three independent directors: Felix Keller, Michael Miller and Ulises De la Garza.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 18, 2019, certain information regarding the ownership of voting securities of Mineral Mountain by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our current executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and/or voting power with respect to such shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares

Sheldon Karasik (4)	12,100,000	18.6%
James Baughman (resigned as of October 31, 2018) (6)	4,250,000	6.5%
John P. Ryan (resigned as of October 31, 2018) (2)	920,000	1.4%
Felix Keller	540,000	.8%
Michael Miller (6)	100,000	.15%
Ulises de la Garza (6)	90,000	.13%
All executive officers and directors as a group (6 persons)	18,000,000	27.7%
5% Stockholders:
Ben Porterfield (3) 12700 Galleon Circle Anchorage, Alaska 99515	11,200,000	17.22%
Quest Minerals Corporation (5) 5968 N. Govt. Way #305 Dalton Gardens, Idaho 83815	9,600,000	14.76%

1.	The address of each such person, unless otherwise noted, is c/o Mineral Mountain Mining & Milling Company, 13 Bow Circle, Suite 170, Hilton Head, South Carolina 29928.
2.	John P. Ryan own these shares indirectly pursuant to his holding 10% of the shares of Quest Mineral Corporation, a privately held company and through warrants for 60,000 shares of Mineral Mountain common shares that he directly holds as a director of the Company.
3.	Mr. Porterfield directly owns 11,200,000 shares and owns 30 of the 66 land claims comprising the Iditarod Property Project.
4.	Includes 1,000,000 shares of common stock issuable upon exercise of warrants.
5.	John P. Ryan and Howard Crosby, a former officer and director of Mineral Mountain, are shareholders and directors of Quest Mineral Corporation, a privately held company.
6	Includes shares of common stock issuable upon exercise of warrants.

RELATED PARTY TRANSACTIONS

As a smaller reporting company, we are required to disclose certain transactions to which we are or will be a party and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest in the event the amount of such transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years. The average of our 2016 and 2017 year-end assets multiplied by 1% is less than $120,000.

In addition to the compensation arrangements with our directors and executive officers, including those discussed in the section titled “Management and Executive Compensation,” the following is a description of each transaction since September 30, 2015 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of the assets of the Company on the last day of the two prior fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Sales of Securities

From October 1, 2015 through the present, the Company issued and sold an aggregate of 46,580,000 shares of our common stock at a purchase price of $0.0293 per share for aggregate consideration of approximately $1,364,199.

The participants in this common stock financing included certain holders of more than 5% of our capital stock, one of our executive officers, certain members of our board of directors and as applicable, their affiliates. The following table sets forth the aggregate number of shares of common stock issued to these related parties in this stock financing:

Stockholder	Shares of Common Stock	Total Purchase Price
5% Stockholders:
Ben Porterfield(1)	11,200,000	$324,800
Directors and Executive Officers:
Sheldon Karasik and related entities(2)	11,100,000	$272,000
John Ryan (resigned 10/31/2018) and related entities(3)	3,000,000	$3,000
James Baughman (resigned 10/31/2018)(4)	4,200,000	$4,200
Felix Keller	540,000	$30,199
Michael Miller	40,000	$8,000
Ulises de la Garza	30,000	$6,000

(1)	Consists of shares of common stock issued as additional consideration for Alaska Iditarod Project lease..
(2)	Consists of 6,000,000 shares of common stock Mr. Karasik purchased before becoming an officer or director of the Company, 4,000,000 shares in lieu of $80,000 of unpaid salary, 400,000 shares of common stock purchased by Jacob Karasik, Mr. Karasik’s son, and 700,000 shares of common stock purchased by Nancy Martin, who later became Mr. Karasik’s wife in May, 2018.
(3)	Consists of 3,000,000 shares of common stock issued to ILVG LLC as payment in satisfaction of $3,000 of a promissory note for which Mr. Ryan’s son is an officer.
(4)	Consists of 4,200,000 shares of common stock issued to Mr. Baughman in satisfaction of $4,200 of consulting services.

Other Transactions

From October 1, 2015 through the present, the Company compensated Nancy Martin, Mr. Karasik’s wife, in the aggregate of $68,350 for investor relations consulting services and other administrative functions, including $7,000 in 2016, $16,950 in 2017 and $44,400 in 2018.

Ben Porterfield

Through its wholly owned subsidiary, Nomadic Gold Mines, Inc., Mineral Mountain entered into a lease agreement with an option to purchase with Ben Porterfield, a related party, for exclusive rights to explore, acquire, develop and exploit mineral resources on 30 State of Alaska mining claims located in the Iditarod Project property The consideration paid was 11,200,000 shares of Mineral Mountain common stock and a series of cash payments to be paid to Porterfield so long as the lease-option remained in effect. As of September 30, 2018, $240,000 in lease payments for the remaining 5 year term of the lease is owed. During this same 5 year period, an additional $3,900,000 in Work Commitment payments from the Company to Ben Porterfield might be owed in lieu of work being conducted at the Iditarod Project site. Subsequent to the execution of the lease agreement, the Company staked an additional 36 State of Alaska mining claims which by the terms of the lease-option agreement, become part of the leased and optioned property and subject to numerous terms of the agreement. In total, the Iditarod Project now consists of 66 Alaska state mining claims covering 16.5 square miles. Mr. Porterfield became an affiliated person by reason of the transfer of the 11,200,000 shares (more than 10% of outstanding shares) in this transaction.

Notes Payable-Shareholders

The following is a listing of loan amounts (all of which are unsecured) due to related parties (each of whom is a shareholder or related to a shareholder of Mineral Mountain Mining & Milling Company) and the dates that these loans were made to the Company:

Name	Date	As of September 30, 2018 Amount	As of September 30, 2017 Amount	As of September 30, 2016 Amount
Premium Exploration	03/27/17	15,000	15,000	—
	08/02/17	35,000	35,000	—
John J. Ryan, son of a former officer and director	2/23/2016	7,000	7,000	7,000

Total notes payable - shareholders		$57,000	$57,000	$7,000

The loan from John J. Ryan bears interest at 10% per annum and is due upon demand. $3,000 was converted to 300,000 shares of common stock and $5,000 was repaid in cash. The note bears interest at a rate of 10% beginning on July 24, 2016, the balance of principal and interest at September 30, 2018 was $9,660.01.

The loans from Premium Exploration bear interest at 5% and 10% per annum and are due on July 1, 2019. The balance of principal and interest at September 30, 2018 was $62,342.

Investments

Mineral Mountain does not have any investments as of the date of the offering other than its investments in mineral assets as discussed elsewhere in this Annual Report.

Employment Agreements

Mineral Mountain has not entered into any written Employment Agreements as of the date of the offering. The Company has an unwritten Employment Agreement with Sheldon Karasik, entered pursuant to a Board Resolution on January 5, 2018, in which the Company provides an annual salary of $195,000 to Mr. Karasik. The unwritten Employment Agreement provides no further terms or benefits of employment.

Indemnification Agreements

Our amended and restated bylaws will provide that Mineral Mountain will indemnify each of our directors and officers to the fullest extent permitted under Idaho law. Our amended and restated bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Policies and Procedures for Transactions with Related Persons

The Company anticipates adopting a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $50,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Code of Ethics

The Company adopted a Code of Business Conduct and Ethics that specifically addresses, among other things, potential conflicts of interest among employees, officers and directors. A copy of the Code of Business Conduct and Ethics will be provided to any person, without charge, upon written request sent by email to Sheldon Karasik, Board Chair (sheldon@mineralmtnminingmilling.com).

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders with respect to their ownership and disposition of shares of our common stock purchased in this offering. This discussion is for general information only, is not tax advice, and does not purport to be a complete analysis of all potential tax considerations. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or to differing interpretation. Any change could alter the tax consequences to non-U.S. holders described in this prospectus. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of state, local or non-U.S. income taxes or any non-income taxes other than to the limited extent set forth below. This discussion also does not address the potential application of the alternative minimum tax, the tax on net investment income, or any specific tax consequences that may be relevant to a non-U.S. holder in light of such holder’s particular circumstances and does not address the special tax rules applicable to particular non-U.S. holders, such as:

●	insurance companies

●	tax-exempt organizations

●	banks or other financial institutions

●	brokers or dealers in securities, and traders in securities that use a mark-to-market method of accounting for their securities holdings

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes and other pass-through entities

●	tax-qualified retirement plans

●	persons that own or are deemed to own more than 5% of our capital stock (except to the extent specifically set forth below)

●	“controlled foreign corporations” or “passive foreign investment companies”

●	corporations that accumulate earnings to avoid U.S. federal income tax

●	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment

●	certain former citizens or long-term residents of the United States

●	persons deemed to sell our common stock under the constructive sale provisions of the Code

In addition, if a partnership or entity classified as a partnership for U.S. federal tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners or members in such partnerships should consult their tax advisors. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock. We urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of purchasing, owning and disposing of shares of our common stock.

Non-U.S. Holder Defined

For purposes of this discussion, except as modified for estate tax purposes, a non-U.S. holder means a beneficial owner of our common stock, other than a partnership or other entity classified as a partnership for U.S. federal income tax purposes, that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States

●	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source

●	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or which has made a valid election to be treated as a U.S. person

Distributions on Our Common Stock

We have not made any distributions on our common stock and we do not have any plans to make any distributions on our common stock. However, if we do make distributions on our common stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds both our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s capital, and will reduce such holder’s basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States (and, if an applicable income tax treaty so provides, are also attributable to a permanent establishment or a fixed base maintained within the United States by such non-U.S. holder) are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and such holder’s country of residence.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because dividends paid on our common stock are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits or IRS Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends. These forms must be periodically updated. If a non-U.S. holder holds our common stock through a financial institution or other agent acting on such holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

●	the gain is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base maintained within the United States by such non-U.S. holder), in which case the graduated U.S. federal income tax rates applicable to U.S. persons will apply, and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax described above in “—Distributions on Our Common Stock” may also apply;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the calendar year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

●	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” (a “USRPHC”).

We believe that we have not been and are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, as to which there can be no assurance, a non-U.S. holder will only be subject to tax under these rules if such non-U.S. holder actually or constructively holds more than 5% of such regularly-traded common stock at any time during the shorter of the five-year period preceding such holder’s disposition of, or such holder’s holding period for, our common stock.

Federal Estate Tax

Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be included in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to each non-U.S. holder, the name and address of such non-U.S. holder, and the amount of tax withheld, if any. A similar report will be sent to each non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in such non-U.S. holder’s country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock may be subject to additional information reporting and backup withholding at a current rate of 28% unless a non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or a paying agent has actual knowledge, or reason to know, that such holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specifically defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

EXPERTS

Fruci & Associates II, PLLC, 802 N. Washington St., Spokane, WA 99201, independent registered public accounting firm, has audited our consolidated financial statements at September 30, 2016, 2017 and 2018, and for each of the two years in the period ended September 30, 2018, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Fruci & Associates II, PLLC’s report, given on their authority as experts in accounting and auditing.

Interests of Named Experts and Counsel

James G Baughman (SME-RM), a qualified person, has supervised the preparation of the scientific and technical information that forms the basis for the Iditarod Project and has approved the disclosure herein. Mr. Baughman is not independent of Mineral Mountain, as he was the Vice President and Director until October 31, 2018. Mr. Baughman is a Registered Wyoming Geologist, and a Registered Member of SME. Mr. Baughman is a Qualified Person as defined by the Canadian Instrument 43-101.

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Papasavas Law Group, LLC, 34 Old Rifle Camp Road, Woodland Park, New Jersey 07424. Certain members of Papasavas Law Group, LLC own a nominal interest of less than 3% in outstanding shares. Peter Papasavas, an attorney at law, has supervised the preparation of the registration statement and prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119 (telephone 800-785-7782, facsimile 702-433-1979).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Mineral Mountain Mining & Milling Company and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. Upon completion of the registration statement, we are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we will file annual, quarterly and special reports, proxy statements and other information with the SEC.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Material Changes

The Company will review and evaluate subsequent material events through the effective date of this registration and we will amend this registration and prospectus in the event there are material changes to the information contained herein until the registration is approved.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

*          *          *

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Form S-1 Registration Statement to be signed on its behalf by the undersigned, in the city of Hilton Head, state of South Carolina, on this 21st day of January 2019.

MINERAL MOUNTAIN MINING & MILLING COMPANY

By:	/s/ Sheldon Karasik
Name: Sheldon Karasik
Title: CEO, Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sheldon Karasik	CEO, Chairman and Director	January 21, 2019
Sheldon Karasik	(Principal Executive Officer)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm*

To the Board of Directors and Shareholders of Mineral Mountain Mining and Milling Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mineral Mountain Mining and Milling Company (“the Company”) as of September 30, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the two years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and 2017, and the results of its operations and its cash flows for each of the two years ended September 30, 2018 and 2017, respectively, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and intends to fund operations through equity financing which may be insufficient to fund its capital expenditures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Fruci & Associates II, PLLC

We have served as the Company’s auditor since 2017.

Spokane, Washington January 14, 2019

* (See Exhibit 8.1 for original Audit Report of Fruci & Associates II, PLLC).

MINERAL MOUNTAIN MINING AND MILLING COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30	September 30
	2018	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,900	$5,011
Total Current Assets	1,900	5,011

OTHER ASSETS
Investment in mineral lease	336,000	336,000
Mineral lease, net	101,498	176,818
Total Other Assets	437,498	512,818

TOTAL ASSETS	$439,398	$517,829

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$21,084	$10,804
Accrued interest	8,002	2,350
Accrued lease payments	—	20,000
Deferred payroll	74,257	—
Notes payable – related party	57,000	57,000
Total Current Liabilities	160,343	90,154
LONG TERM LIABILITIES
Mineral Lease	216,817	212,318
Total Long Term Liabilities	216,817	212,318

TOTAL LIABILITIES	377,160	302,472

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY

Preferred stock, $.10 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized;
60,436,162 and 53,816,162 shares issued and outstanding	60,436	53,816
Additional paid-in capital	2,752,600	2,444,186
Shares to be issued	55,000	—
Accumulated deficit	(2,805,798)	(2,282,645)
Total Stockholders’ Equity	62,238	215,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$439,398	$517,829

MINERAL MOUNTAIN MINING AND MILLING COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30
	2018	2017
REVENUES	$—	$—

OPERATING EXPENSES
Professional fees	74,662	40,000
General and administrative	220,776	51,058
Officers’ fees	140,742	—
Mineral property expense	79,321	101,679
Mineral property option	—	10,000
TOTAL OPERATING EXPENSES	515,501	202,737

LOSS FROM OPERATIONS	(515,501)	(202,737)

OTHER INCOME (EXPENSES)
Interest expense	(5,652)	(2,124)
Other Expense	(2,000)	—
TOTAL OTHER INCOME (EXPENSES)	(7,652)	(2,124)

LOSS BEFORE TAXES	(523,153)	(204,861)

INCOME TAXES	—	—

NET LOSS	$(523,153)	$(204,861)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	58,750,329	52,316,162

See accompanying Notes to Financial Statements.

MINERAL MOUNTAIN MINING AND MILLING COMPANY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Shares	Total
	Common Stock		Paid-in	Accumulated	to be	Stockholders’
	Shares	Amount	Capital	Deficit	Issued	Equity

Balance, September 30, 2016	48,816,162	48,816	2,349,186	(2,077,784)	40,000	360,219

Common stock issued for cash	3,000,000	3,000	50,333		(40,000)	13,333
Common stock issued for services	2,000,000	2,000	38,000			40,000
Warrants			6,667			6,667
Net income for period ending September 30, 2017	—	—	—	(204,861)	—	(204,861)
Balance, September 30, 2017	53,816,162	53,816	2,444,186	(2,282,645)	—	215,358

Common stock issued for cash	5,760,000	5,760	218,340		55,000	279,100
Common stock issued for services	300,000	300	45,200			45,500
Common stock issued for reimbursement of mineral claims	500,000	500	4,540			5,040
Warrants issued for directors’ fees	—	—	39,194			39,194
Exercise of warrants	60,000	60	1,140			1,200
Net income for period ending September 30, 2018	—	—	—	(523,153)	—	(523,153)
Balance , September 30, 2018	60,436,162	$60,436	$2,752,600	$(2,805,798)	$55,000	$62,239

See accompanying Notes to Financial Statements.

MINERAL MOUNTAIN MINING AND MILLING COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(523,153)	$(204,861)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Amortization of mineral lease	59,819	50,833
Common stock issued for services	45,500	40,000
Common stock issued for reimbursement of mineral claim fees	5,040	—
Warrants issued for directors’ fees	39,194	—
Changes in assets and liabilities:
Increase (decrease) in accounts payable	10,283	7,000
Increase (decrease) in accrued interest	5,650	2,124
Decrease (increase) in deferred payroll	74,256	—
Net cash used by operating activities	(283,411)	(104,904)
CASH FLOWS FROM INVESTING ACTIVITIES:	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and warrants	279,100	20,000
Proceeds from note payable	—	50,000
Payment of note payable	—	(1,000)
Proceeds from conversion of warrants	1,200
Net cash provided by financing activities	280,300	69,000
INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	(3,111)	(35,904)
Cash, beginning of period	5,011	40,915
Cash, end of period	$1,900	$5,011
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

See accompanying Notes to Financial Statements.

MINERAL MOUNTAIN MINING AND MILLING COMPANY

AND SUBSIDIARIES

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Mineral Mountain Mining & Milling Company (“the Company”) was incorporated under the laws of the State of Idaho on August 4, 1932 as and is publicly held. The Company was incorporated for the purpose of mining and exploring for non-ferrous and precious metals, primarily silver, lead and copper. The Company has two wholly owned subsidiaries, Nomadic Gold Mines, Inc., an Alaska corporation, and Lander Gold Mines, Inc., a Wyoming corporation. The Company currently holds 66 claim blocks in Alaska, through its subsidiary, Nomadic Gold Mines, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Mineral Mountain Mining & Milling Company and its two wholly owned subsidiaries is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The consolidated financial statements incorporate the accounts of Mineral Mountain Mining & Milling Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. The accounts have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Earnings (Losses) Per Share

Basic earnings per share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the year. Fully-diluted earnings per share is computed by dividing net income (loss) by the sum of the weighted-average number of common shares outstanding and the additional common shares that would have been outstanding if potential common shares had been issued. Potential common shares are not included in the computation of fully diluted earnings per share if their effect is anti-dilutive.

Cash Equivalents

The Company considers cash, certificates of deposit, and debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by ASC 825-10-50, include cash, receivables, accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2018 and 2017.

The standards under ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little of no market data, which require the reporting entity to develop its own assumptions.

The Company did not have any assets or liabilities measured at fair value at September 30, 2018 and 2017.

Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of September 30, 2018, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $2,805,798. The Company’s working capital deficit is $158,443.

Achievement of the Company’s objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively operating and capital costs.

The Company plans to fund its future operations by potential sales of its common stock or by issuing debt securities. However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under the approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC 740-10-25-5 to allow recognition of such an asset. See Note 5.

New Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation, The amendments in this Update expand the scope of Topic 718 to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The ASU will be effective for annual periods beginning after December 15, 2018 and interim periods within that fiscal year, early adoption is permitted. We do not believe the adoption of ASU 2018-07 has materially impacted our consolidated financial statements.

In March 2016, The FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718). This ASU was issued as part of the FASB’s simplification initiative and affects all entities that issued share-based payment awards to their employees. This standard covers accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The ASU will be effective for annual periods ending after December 15, 2016 and interim periods beginning after December 15, 2016 with early adoption permitted. We believe the adoption of ASU 2016-09 has not materially impacted our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and, (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve months. The standard is effective for calendar years beginning after December 15, 2018. The Company has chosen to adopt this standard early, resulting in the recognition of a right of use asset and lease liability, had the Company not chosen early adoption lease payments would have been expensed as incurred.

The Company has evaluated the authoritative guidance issued subsequent to September 30, 2018 and does not expect the adoption of these standards to have a material effect on its financial position or results of operations.

NOTE 3 – MINING CLAIMS AND LAND

Alaska Mineral Lease and Option to Purchase

On April 5, 2016, the Company signed a Lease Agreement with Option to Purchase thirty contiguous mining claims known as the Caribou Mining Claims consisting of 4,800 acres in the State of Alaska. The agreement consists of two parts, an Option to Purchase and until such time as the Option to Purchase is exercised, the Agreement is considered a lease. The Company has chosen to make an early adoption of ASC 842-Lease, as a result the Company initially recognized an Investment in Mineral Lease asset of $336,000, and a Mineral Lease liability of $336,000, based on the discounted future lease payments. The balance of the Mineral Lease liability was $216,817 at September 30, 2018 and $212,318 at September 30, 2017. This was a related party transaction.

Option to Purchase

The Option to Purchase may be exercised without pre-payment penalty at any time prior to the ninth anniversary of the effective date of the agreement which would be April 5, 2025 by remitting $5,000,000. In order to maintain the Option to Purchase the Company must make expenditures for work on the property as follows:

Work Expenditure Commitments
Due Before	Amount

December 1, 2019	$150,000
December 1, 2020	250,000
December 1, 2021	500,000
December 1, 2022	1,000,000
December 1, 2023	1,000,000
December 1, 2024	1,000,000
Total	$3,900,000

Lease

In order to maintain the Option to Purchase the Company shall make the following lease payments.

Lease Payment Obligations
Date Due	Amount

April 5, 2016	$20,000
April 5, 2016	5,000
April 5, 2019	10,000
April 5, 2020	20,000
April 5, 2021	40,000
April 5, 2022	70,000
April 5, 2023	100,000

Total	$265,000
Paid during year ended September 30, 2016	25,000
Balance at September 30, 2016	$240,000
Paid during year ended September 30, 2017	0
Balance at September 30, 2017	$240,000
Paid during year ended September 30, 2018	0
Balance at September 30, 2018	$240,000

There was additional consideration of 11,200,000 shares of common stock valued at $336,000 recorded as investment in mineral lease.

We determined that the scope exception in ASC 842-10-15-1(b) did not apply because not only does the Iditarod Project Agreement grant the right to explore for minerals and to use the land but in Section 6(b) it states “further grants the exclusive right to use structures facilities, equipment, non-public roadways, haulageways and all other appurtenances installed on the subject property.” Furthermore, the property contains and the lease provides use of road infrastructure on the property.

In addition, under the agreement a royalty equal to two percent (2%) of the net smelter returns derived by the Company shall be payable, without regard to whether the Option to Purchase has been exercised. No royalties have been incurred as of September 30, 2018 or 2017.

On August 17, 2018, the Company agreed to an amendment to Lease Agreement with Option to Purchase, with effect on April 18, 2016, for the Caribou Mining Claims modifying the payment schedules for the lease payments and option to purchase to accommodate the Company’s efforts to secure additional capital investment for the Caribou Mining Claims resulting in significant savings and flexibility to the Company.

Lewis Mineral Lease and Option to Purchase

On December 18, 2017, the Company signed a Lease Agreement with Option to Purchase sixteen unpatented mining claims known as the Lewiston Claims and three patented mining claims known as the Hidden Hand, Morris and Casselton Claims, located in the State of Wyoming. The agreement consists of two parts, an option to purchase and until such time as the Option to Purchase is exercised, the Agreement is considered a lease.

Option to Purchase

The Option to Purchase may be exercised without pre-payment penalty at any time prior to the seventh anniversary of the effective date of the agreement which would be December 18, 2024 by remitting $1,000,000. In order to maintain the Option to Purchase the Company must make six annual payments all of which will be credited to the purchase price beginning on December 18, 2018 and continuing until December 18, 2023.

Lease

In order to maintain the Option to Purchase the Company shall make the following lease payments.

Lease Payment Obligations
Date Due	Amount
June 18, 2018	$20,000
December 18, 2018	30,000
December 18, 2019	30,000
December 18, 2020	30,000
December 18, 2021	30,000
December 18, 2022	30,000
December 18, 2023	30,000

Total	$200,000

There was additional consideration of 500,000 warrants to purchase shares of common stock value.

In addition, under the agreement a royalty equal to three percent (3%) of the net smelter returns derived by the Company shall be payable, without regard to whether the Option to Purchase has been exercised. No royalties have been incurred as of September 30, 2018.

The parties to the lease amended the payment schedule to defer $7,500 in lease payments indefinitely.

Helen G Mineral Lease

On March 8, 2018, the Company signed a Lease Agreement for three patented mining claims known as the Helen G. (a/k/a Allen G), Mill and Star Lode Claims, located in the State of Wyoming.

Under the agreement a royalty shall be paid as follows:

●	If the monthly average per troy ounce of gold is over $1,500 the royalty shall be 3.5% of net smelter returns.
●	If the monthly average per troy ounce of gold is greater than $1,400 but less than $1,500, the royalty shall be 3.0% of net smelter returns.
●	If the monthly average per troy ounce of gold is greater than $1,300 but less than $1,400, the royalty shall be 2.5% of net smelter returns.
●	If the monthly average per troy ounce of gold is $1,300 or less the royalty shall be 2.0% of net smelter returns.

No royalties have been incurred as of September 30, 2018.

Lease

In order to maintain its lease the Company shall make a $2,500 advance royalty payments at execution of the agreement and on each yearly anniversary for as long as the agreement is in effect. These advance royalty payments will be credited to the production royalty payments owed above. The failure of the Company to timely tender the advance royalty payment may terminate this lease.

NOTE 4 – COMMON STOCK

Upon formation the authorized capital of the Company was 2,000,000 shares of common stock with a par value of $.05, in 1953 the Company increased the authorized capital to 3,000,000 shares of common stock, in 1985 the authorized capital was again increased to 10,000,000 shares of common stock.

During the year ended March 31, 2015, the Company increased its authorized capital to 100,000,000 common shares and changed the par value to $.001 per share and created 10,000,000 preferred shares with a par value of $0.10 per share. All amounts in the foregoing financials reflect this change.

During the year ended September 30, 2017, the Company issued 3,000,000 shares of common stock and 1,000,000 warrants for cash of $60,000; $40,000 of this was received during the year ended September 30, 2016; and 2,000,000 shares of common stock for services valued at $40,000.

The 1,000,000 warrants were issued for cash at an exercise price of $0.05 and a term of five years. The fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants on the date of issuance: strike price of $0.05, risk free interest rate of 1.84%, expected life of five years, and expected volatility of 736.39% with no dividends expected to be issued. The fair value of the warrants totaled $6,667 at the issuance date and this amount was recorded as equity.

During the year ended September 30, 2018, the Company issued 5,760,000 shares of common stock for cash of $224,100; 1,275,000 shares of common stock for cash of $55,000 that were unissued as of September 30, 2018;300,000 shares of common stock for services valued at $45,500; and 500,000 shares of common stock for reimbursement of mineral claim fees. Additionally, 280,000 warrants were issued for directors fees at an exercise price of $0.02 and a term of two years. The fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants on the date of issuance: strike price of $0.02, risk free interest rate of 1.99%, expected life of two years, and expected volatility of 495.28%. The fair value of the warrants totaled $39,194 at the issuance date and this amount was recorded as equity. Also during the period 60,000 options were exercised at a price of $.02 for cash in the amount of $1200.00

The following warrants were outstanding at September 30, 2018:

Warrant Type	Warrants Issued and Unexercised	Exercise Price	Expiration Date
Warrants	1,000,000	$0.05	December 2021
Warrants	500,000	$0.10	December 2021
Warrants	220,000	$0.02	January 2020

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended September 30, 2016 the Company issued a note payable to a family member of an officer in the amount of $15,000. $3,000 was converted to 300,000 shares of common stock and $5,000 was repaid in cash. The note bears interest at a rate of 10% beginning on July 24, 2016, the balance of principal and interest at September 30, 2017 and 2016 was $8,443 and $7,227, respectively.

Also during the year ended September 30, 2016, the Company through its wholly owned subsidiary, Nomadic Gold Mines, Inc, entered into a lease agreement with option to purchase with Ben Porterfield, a related party. See Note 3.

During the year ended September 30, 2017 the Company issued two notes payable to Premium Exploration Mining in the amount of $35,000 and $15,000 each having an interest rate of 5%, the balance of principal and interest at September 30, 2017 was $50,907, the companies have directors in common.

A family member of an officer provides investor relations consulting services and other administrative functions to the Company, during the period ended September 30, 2018, $44,400 was paid in cash for consulting; during the period ended September 30, 2017, $13,950 was paid in cash and $3,000 in common stock for consulting; and during the period ended September 30, 2016, $7,000 was paid in cash.

NOTE 6 – INCOME TAXES

Topic 740 in the Accounting Standards Codification (ASC 740) prescribes recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At September 30, 2018 the Company had taken no tax positions that would require disclosure under ASC 740.

The Company files income tax returns in the U.S. federal jurisdiction and the State of Idaho. The Company is currently in arrears in filing their federal and state tax returns, both jurisdictions statute of limitations of three years does not begin until the tax returns are filed.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the deferred tax assets at an anticipated tax rate of 34% for the period ended September 30, 2017 and 21% for the period ended September 30, 2018 are as follows:

	September 30, 2018	September 30, 2017
Net operating loss carryforwards	2,805,798	2,282,645
Deferred tax asset	885,961	776,099
Valuation allowance for deferred asset	(885,961)	(776,099)
Net deferred tax asset	—	—

At September 30, 2018 and September 30, 2017, the Company has net operating loss carryforwards of approximately $2,805,798 and $2,282,645 which will begin to expire in the year 2031. The change in the allowance account from September 30, 2017 to September 30, 2018 was $109,862.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowered the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the December 31, 2017 fiscal year using a Federal Tax Rate of 21%. The remeasurement of the deferred tax assets resulted in a $68,010 reduction in tax assets to $885,961 from an estimate of $953,971 that the assets would have been using a 35% effective tax rate.

NOTE 7 – SUBSEQUENT EVENTS

The Company entered into an Equity Purchase Agreement, dated as of October 1, 2018 (the “Equity Purchase Agreement”), by and between the Company and Crown Bridge Partners, LLC (the “Crown Bridge”) pursuant to which the Company has agreed to issue to Crown Bridge shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), in an amount up to Five Million Dollars ($5,000,000.00) (the “Shares”), in accordance with the terms of the Equity Purchase Agreement. In connection with the transactions contemplated by the Equity Purchase Agreement, the Company is required to register with the SEC the following shares of Common Stock: (1) 8,000,000 Put Shares to be issued to the Investors upon purchase from the Company by the Investors from time to time pursuant to the terms and conditions of the Equity Purchase Agreement; (2) 1,428,571 shares of Common Stock to be issued by the Company to the Investors as a commitment fee pursuant to the Equity Purchase Agreement; and (3) the Company also has entered into a Registration Rights Agreement, of even date with the Equity Purchase Agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Put Shares under the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of the Put Shares.

The Company intends to use the proceeds of the revolving credit line for general corporate purposes, which may include (i) acquisitions, (ii) refinancing or repayment of indebtedness, (iii) capital expenditures and working capital, (iv) investing in equipment and property development (which may include funding associated with exploration), and (v) pursuing other business opportunities both related and unrelated to our existing mining activities.

On or about November 27, 2018, the Company issued a convertible promissory note with Power Up Lending Group Ltd. (“Power Up”) for the principal sum of $63,000.00, together with interest, with a maturity date of November 27, 2019. The Company agreed to pay interest on the unpaid principal balance at the rate of 12%per annum from the date thereof until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment. Power Up has the right at any time during the period beginning 180 days following the date of the Note to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of Common Stock. The conversion price shall be equal to the Variable Conversion Price, which is 58% multiplied by the Market Price (representing a discount rate of 42%), in which Market Price is the average of the lowest two (2) Trading Prices for the Company’s Common Stock during the preceding 15 trading day period prior to the Conversion Date.

By Board resolution, the following shares were issued from October 1, 2018 through December 31, 2018 for director, officer and/or consultant services rendered as follows:

Date of Issue	Recipient Name	Aggregate Price Per Share	Approximate Value of Services Received by Registrant	Shares Issued
11/08/2018	Peter Papasavas – legal services	common at .001 par value	$50,000	200,000
11/08/2018	Michael Miller - director	common at .001 par value	$8,000	40,000
11/08/2018	Ulises de la Garza - director	common at .001 par value	$6,000	30,000
11/08/2018	Felix Keller - director	common at .001 par value	$8,000	40,000
11/27/2018	Sheldon Karasik	common at .02 per share	$80,000	4,000,000
TOTAL			$152,000	4,310,000

There were sales of equity securities by the Company after the year ended September 30, 2018 as identified below. The sales were completed pursuant to a Form D offering filed on or about February 25, 2018. By Board resolution, the following shares were issued and sold from October 1, 2018 through December 31, 2018 for a price of up to $0.05 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
10/1/2018	Francia Gomez	common at .05 per share	$20,000	400,000
10/22/2018	Stillmont Advisors	common at .04 per share	$25,000	625,000
10/22/2018	Jonathan Ogle	common at .05 per share	$20,000	400,000
10/24/2018	Jeffery Ogle	common at .05 per share	$20,000	400,000
11/08/2018	Jeffery Ogle	common at .05 per share	$20,000	400,000
11/21/2018	Encore Tix	common at .04 per share	$10,000	250,000
11/27/2018	Ray Kohn	common at .05 per share	$1,000	20,000
11/27/2018	Stillmont Advisors	common at .04 per share	$25,000	625,000
TOTAL			$146,000	3,100,000

The Company filed and claimed an exemption from registration for the issuances described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

By Board of Directors resolution dated January 15, 2018, 280,000 warrants were issued for directors fees at an exercise price of $0.02 and a term of two years. The fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants on the date of issuance: strike price of $0.02, risk free interest rate of 1.99%, expected life of two years, and expected volatility of 495.28%. The fair value of the warrants totaled 39,194 at the issuance date and this amount was recorded as equity. During the second quarter period ending March 31, 2018 60,000 options were exercised at a price of $.02 for cash in the amount of $1,200.00 by Director Felix Keller.

Additionally, the Board of Directors resolution dated January 15, 2018 approved an annual salary of $195,000 for the CEO and Chairman, Sheldon Karasik. Mr. Karasik’s calendar 2018 salary is $195,000 plus a $50,000 bonus which was awarded on November 8, 2018. He was paid a total of $111,516 during calendar year 2018. He also received 4 million shares in lieu of $80,000 of unpaid salary. He has deferred $3,485 in salary plus the $50,000 bonus, thus totaling $53,485 in deferred unpaid salary and bonus.

By Board of Directors resolution dated November 8, 2018, bonuses were awarded as follows: 40,000 shares to Director Felix Keller, 40,000 shares to Director Michael Miller, 30,000 shares to Director Ulises de la Garza and 200,000 shares to Peter Papasavas.

In 2016, former management of the Company negotiated a contract with M6 Limited, a stock promotion company, in which M6 would collectively receive an advanced payment of 4.3 million shares of Company common stock for certain promotional services. M6 itself received 2 million shares, an affiliated company, Maximum Harvest LLC, received 1.3 million shares and an affiliate of M6, Hahn M. Nguyen, received 1 million shares. In 2018, current management determined that it was not in the best interest of the Company to pursue the services and therefore terminated the contract with M6. The 4.3 million shares of common stock have been rescinded and, with the consent of M6, the process for the physical return of the shares is near completion.

Mineral Mountain is actively evaluating additional properties for mineral exploitation, is securing additional claims at its existing properties and is seeking additional sources of capital to fund ongoing and prospective mineral development and exploitation operations. The Company further seeks to pursue new business opportunities unrelated to our existing activities using proceeds from the Equity Purchase Agreement, or from other sources, whether through debt or equity, of which there can be no assurance, and any such efforts will be with the view of hopefully generating cash flow from operations, which the Company’s existing mining activities have not yet accomplished.

Subsequent events have been evaluated through the date the financial statements were issued

II. INFORMATION NOT REQUIRED IN PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$606.00
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous	$5,000.00
TOTAL	$45,606.00

Item 14. Indemnification of Directors and Officers.

We intend to amend our bylaws to contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Idaho law. Any limitation of liability pursuant to Idaho law does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended bylaws will further authorize us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Idaho law. We intend our amended bylaws also to provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Idaho law. We expect to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements will provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The intended limitation of liability and indemnification provisions in our amended bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

There have been private placements of unregistered common shares the past three fiscal years which are exempt from registration pursuant to Rule 504. The sales have not exceeded $1 million in value in any given 12 month period and fewer than 35 investors have been purchasers of the shares. The shares in the offering are restricted securities subject to a one year minimum holding period. We should note that fewer than 35 investors have purchased the shares and less than $1.4 million in proceeds have been raised in the aggregate for the entire three year period. Although not required by Rule 504, moreover, the Company has also made its SEC reports available on its website and the private placements have not been subject to any general advertising. The Company further believes that all investors would qualify as accredited investors or sophisticated financial investors.

There were sales of common equity securities by the Company through private placements with accredited or financially sophisticated investors during the year ending September 30, 2016 as identified below. By Board resolution, the following shares were issued and sold in the year ending September 30, 2016 for a price up to $0.07 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
4/7/2016	Ron Nash	common at .01 per share	$10,000	1,000,000
4/24/2016	Tavris LLC	common at .01 per share	$5,000	500,000
4/24/2016	Richard Schaper	common at .01 per share	$5,000	500,000
4/24/2016	Mike Manfredi	common at .01 per share	$1,500	150,000
4/24/2016	Phillip Hartmann	common at .01 per share	$500	50,000
4/24/2016	Jackqueline Higgns	common at .01 per share	$1,000	100,000
5/5/2016	Dirk Doretti	common at .01 per share	$5,000	500,000
5/5/2016	David Doretti	common at .01 per share	$10,000	1,000,000
6/6/2016	Henry Rothman	common at .01 per share	$5,000	500,000
6/6/2016	Ben Porterfield – for Alaska lease asset	common at .03 per share	$324,800	11,200,000
8/12/2016	Arnold Schunsky	common at .01 per share	$10,000	1,000,000
8/12/2016	Howard Schraub	common at .01 per share	$10,000	1,000,000
9/29/2016	Sheldon Karasik	common at .02 per share	$40,000	2,000,000

Through this private placement, the securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The following shares were issued during the year ending September 30, 2016 for services rendered as follows:

Date of Issue	Recipient Name	Aggregate Price Per Share	Approximate Value of Services Received by Registrant	Shares Issued
5/5/2016	James Baughman – Geologist consult	common at .001 per share	$4,200	4,200,000
5/5/2016	ILVG LLC – loan repayment	common at .001 per share	$3,000	3,000,000
6/6/2016	Jack Gustavel	common at .07 per share	$2,000	200,000
6/6/2016	Terenace Perry	common at .07 per share	$2,000	200,000
6/6/2016	Nancy Martin – investor relations	common at .07 per share	$7,000	700,000
8/12/2016	M6 Limited – promoter services	common at .07 per share	$140,000	2,000,000
8/12/2016	Maximum Harvest	common at .07 per share	$91,000	1,300,000
8/12/2016	Hahn Nguyen	common at .07 per share	$70,000	1,000,000
8/12/2016	John Gunter	common at .01 per share	$10,000	1,000,000
8/12/2016	Columbia Stock Trading – transfer agent	common at .01 per share	$1,000	100,000

There were sales of common equity securities by the Company through private placements with accredited or financially sophisticated investors during the year ending September 30, 2017 as identified below. By Board resolution, the following shares were issued and sold in the year ending September 30, 2017 for a price up to $0.05 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
12/2/2016	Sheldon Karasik	common at .02 per share	$20,000	1,000,000

Through this private placement, the securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The following shares were issued during the year ending September 30, 2017 for services rendered as follows:

Date of Issue	Recipient Name	Aggregate Price Per Share	Approximate Value of Services Received by Registrant	Shares Issued
6/28/2017	Sheldon Karasik – legal services	common at .02 per share	$40,000	2,000,000

There were sales of common equity securities by the Company through private placements with accredited or financially sophisticated investors during the quarter ending December 31, 2017 as identified below. By Board resolution, the following shares were issued and sold in the quarter ending December 31, 2017 for a price up to $0.05 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
10/25/2017	Sheldon Karasik	common at .01 per share	$10,000	1,000,000
11/5/2017	Jonathan Ogle	common at .05 per share	$10,000	200,000
11/7/2017	Jacob Karasik	common at .05 per share	$5,000	100,000
11/7/2017	Jeffery Ogle	common at .05 per share	$10,000	200,000
12/4/2017	Jeffery Ogle	common at .05 per share	$10,000	200,000
12/20/2017	Manuel Reyero	common at .05 per share	$100,000	2,000,000

Through this private placement, the securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

There were additional private placement sales of common equity securities by the Company during the year ending September 30, 2018 as identified below (from January 1, 2018 to September 30, 2018). The sales were completed pursuant to a Form D offering filed on or about February 25, 2018. By Board resolution, the following shares were issued and sold in the year ending September 30, 2018 for a price up to $0.05 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
2/9/2018	Felix Keller	common at .03 per share	$13,200	440,000
2/15/2018	Richard Schaper	common at .05 per share	$5,000	100,000
2/28/2018	Adam Burlock	common at .05 per share	$1,000	20,000
3/8/2018	Jacob Karasik	common at .05 per share	$5,000	100,000
4/10/2018	Jacob Karasik	common at .05 per share	$10,000	200,000
5/2/2018	Sheldon Karasik	common at .05 per share	$25,000	500,000
6/21/2018	Sheldon Karasik	common at .05 per share	$25,000	500,000
6/21/2018	Jonathan Ogle	common at .05 per share	$10,000	200,000
6/30/2018	Sheldon Karasik	common at .01 per share	$5,000	500,000
8/20/2018	Stillmont Advisors	common at .04 per share	$25,000	625,000
8/30/2018	Jonathan Ogle	common at .05 per share	$10,000	200,000
9/12/2018	Francia Gomez	common at .05 per share	$30,000	600,000
9/13/2018	Encore Tickets	common at .04 per share	$10,000	250,000

The Company filed and claimed an exemption from registration for the issuances described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The following shares were issued during the year ending September 30, 2018 for services rendered as follows:

Date of Issue	Recipient Name	Aggregate Price Per Share	Approximate Value of Services Received by Registrant	Shares Issued
1/5/2018	Peter Papasavas – legal services	common at .001 par value	$40,000	250,000
2/9/2018	Felix Keller - conversion of warrant	common at .02 per share	$8,999	60,000
4/24/2018	Peter Papasavas – legal services	common at .001 par value	$20,000	50,000

The following shares were issued from October 1, 2018 through to December 31, 2018 for director, officer and/or consultant services rendered as follows:

Date of Issue	Recipient Name	Aggregate Price Per Share	Approximate Value of Services Received by Registrant	Shares Issued
11/08/2018	Peter Papasavas – legal services	common at .001 par value	$50,000	200,000
11/08/2018	Michael Miller - director	common at .001 par value	$8,000	40,000
11/08/2018	Ulises de la Garza - director	common at .001 par value	$6,000	30,000
11/08/2018	Felix Keller - director	common at .001 par value	$8,000	40,000
11/27/2018	Sheldon Karasik	common at .02 per share	$80,000	4,000,000

By Board resolution, the following shares were issued and sold from October 1, 2018 through to December 31, 2018 for a price of up to $0.05 per share, to each of the following:

Date of Sale	Recipient Name	Aggregate Offering Price	Consideration Received by Registrant	Shares Issued
10/1/2018	Francia Gomez	common at .05 per share	$20,000	400,000
10/22/2018	Stillmont Advisors	common at .04 per share	$25,000	625,000
10/22/2018	Jonathan Ogle	common at .05 per share	$20,000	400,000
10/24/2018	Jeffery Ogle	common at .05 per share	$20,000	400,000
11/08/2018	Jeffery Ogle	common at .05 per share	$20,000	400,000
11/21/2018	Encore Tix	common at .04 per share	$10,000	250,000
11/27/2018	Ray Kohn	common at .05 per share	$1,000	20,000
11/27/2018	Stillmont Advisors	common at .04 per share	$25,000	625,000

The Company filed and claimed an exemption from registration for the issuances described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption there from. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II–2 of this Registration Statement.

(b) Financial Statement Schedules

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 17. Undertakings.

Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required for smaller reporting companies, if any, by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus required for smaller reporting companies any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information required for smaller reporting companies with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant further undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Rule 145

The undersigned registrant hereby undertakes as follows:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§ 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Rule 461

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Rule 430A

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filings incorporating subsequent Exchange Act documents by reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Warrants and rights offerings

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Equity offerings of non-reporting registrants

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sheldon Karasik and Peter M. Papasavas, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Sheldon Karasik	Chief Executive Officer, Chairman and Director	January 22, 2019
Sheldon Karasik	(Principal Executive, Financial and Accounting Officer)

EXHIBITS

Exhibit No.	Exhibit Type
1.1**	Equity Purchase Agreement, dated as of October 1, 2018, by and between Mineral Mountain Mining & Milling Company as Borrower/Issuer and Crown Bridge Partners, LLC as Lender/Buyer
1.2**	Registration Rights Agreement, dated as of October 1, 2018, by and between Mineral Mountain Mining & Milling Company and Crown Bridge Partners, LLC
2.1**	Iditarod Lease with Option to Purchase, dated April 5, 2016
2.2**	Amendment to Iditarod Lease with Option to Purchase, dated November 22, 2017
2.3**	Second Amendment to Iditarod Lease with Option to Purchase, dated August 18, 2018
2.4**	Option to Purchase Agreement of Gyorvary Property, dated February 1, 2017
2.5**	Gyorvary Property Lease with Option to Purchase, dated December 18, 2017
2.6**	Gyorvary Property Report, dated December 28, 2017
2.7**	Helen G Lease, dated March 8, 2018
3.1**	Specimen Certificate for Shares of Common Stock
3.2**	Amended and Restated Certificates of Incorporation of Mineral Mountain Mining & Milling Company
3.3**	Bylaws of Mineral Mountain Mining & Milling Company
4.1**	Form of Mineral Mountain Mining & Milling Company Restricted Share Agreement.
4.2**	Warrant Agreement, dated December 8, 2016, between Mineral Mountain Mining & Milling Company and Sheldon Karasik
5.1*	Opinion of Papasavas Law Group LLC
8.1*	Audit Report of Fruci & Associates II, PLLC
10.1**	Loan Agreement dated as of March 27, 2017 by and between Mineral Mountain Mining & Milling Company as Borrower and Premium Exploration as Lender
10.2**	Loan Agreement dated as of August 2, 2017 by and between Mineral Mountain Mining & Milling Company as Borrower and Premium Exploration as Lender
10.3**	Amended Loan Agreement dated as of July 24, 2016 by and between Mineral Mountain Mining & Milling Company as Borrower and John J. Ryan as Lender

10.4**	Amended Loan Agreement dated as of July 24, 2016 by and between Mineral Mountain Mining & Milling Company as Borrower and John J. Ryan as Lender
10.5*	Securities Purchase Agreement dated as of November 30, 2018 by and between Mineral Mountain Mining & Milling Company as Seller and Power Up Lending Group Ltd as Buyer
14.1**	Mineral Mountain Mining & Milling Company Code of Business Conduct
21.1**	List of Subsidiaries of Mineral Mountain Mining & Milling Company
23.1*	Consent of Fruci & Associates II, PLLC
23.2*	Consent of Papasavas Law Group LLC (included in Exhibit 5.1)
23.3*	Consent of James Baughman
24.1*	Power of Attorney (included on signature page to this Form S-1/A)
31.1*	Certification of Principal Executive Officer (Section 302)
32.1*	Certification of Principal Executive Officer (Section 906)
*	Filed herewith
**	Incorporated by reference to corresponding exhibits in Company’s Current Report on Form S-1/A filed with the Commission on November 27, 2018